                               FOUNDRY AGREEMENT

                                    between

                                 PIXTECH S.A.

                                      and

                         UNIPAC OPTOELECTRONICS CORP.


                                 May 22, 1997

                               TABLE OF CONTENTS
                               -----------------


1.  DEFINITIONS. ....................................................... 1

1.1   Affiliate ........................................................ 1
1.2   Agreement ........................................................ 1
1.2A  Agreed Upon Forecast ............................................. 2
1.3   Anode Panel ...................................................... 2
1.4   Anode Plate or Anode Substrate ................................... 2
1.5   Cathode Panel .................................................... 2
1.6   Cathode Plate or Cathode Substrate ............................... 2
1.7   Confidential Information ......................................... 2
1.8   Depreciated Value ................................................ 2
1.9   Dispute .......................................................... 2
1.10  Equipment ........................................................ 2
1.11  Equipment Qualification .......................................... 2
1.12  Exclusivity Period ............................................... 2
1.13  Feasibility Phase ................................................ 2
1.14  FEDs ............................................................. 2
1.15  FED Components ................................................... 2
1.16  FED Device ....................................................... 3
1.17  FED Equipment .................................................... 3
1.18  [Deleted] ........................................................ 3
1.19  FED Field ........................................................ 3
1.20  FED Module ....................................................... 3
1.21  FED Panel ........................................................ 3
1.22  FED Process Flows or FED Processes ............................... 3
1.23  FED Products ..................................................... 3
1.23A First Agreed Forecast ............................................ 3
1.23B Foundry Service Fee .............................................. 3
1.24  Glass Plates ..................................................... 3
1.25  AAA .............................................................. 4
1.26  Improvements ..................................................... 4
1.27  Initial Foundry Products ......................................... 4
1.28  Intellectual Property Rights ..................................... 4
1.29  LCD .............................................................. 4
1.30  LCD/FED Equipment ................................................ 4
1.31  Material Breach .................................................. 4
1.32  Mask Work ........................................................ 5
1.32A Minimum Capacity Percentage ...................................... 5
1.33  Original Purchase Price .......................................... 5
1.34  Patent Rights .................................................... 5
1.35  Person ........................................................... 5
1.36  PixTech .......................................................... 5
1.36A PixTech Equipment ................................................ 5
1.36B PixTech Forecast ................................................. 5
1.37  PixTech Industrial Partner ....................................... 5
1.38  PixTech Patents .................................................. 5
1.38A PixTech Technology ............................................... 5
1.39  Preliminary Matters .............................................. 6
1.40  Pre-Production Phase ............................................. 6
1.41  Pre-Production Steering Committee ................................ 6
1.42  Process Qualification ............................................ 6
1.43  Product Qualification ............................................ 6
1.44  Production Phase ................................................. 6
1.44A Production Capacity .............................................. 6

1.45  Production Steering Committee .................................... 6
1.46  Prototype ........................................................ 6
1.47  Repurchase Price ................................................. 6
1.48  Selected Mask Vendor.............................................. 6
1.49  Senior Executives ................................................ 7
1.50  Specifications ................................................... 7
1.51  Steering Committee ............................................... 7
1.52  Technology ....................................................... 7
1.53  UMC .............................................................. 7
1.54  Unipac ........................................................... 7
1.55  Unipac Processes ................................................. 7
1.55A Unipac Projected Capacity Forecast ............................... 7
1.56  Unipac Patents ................................................... 7
1.56A Unipac Technology ................................................ 7
1.57  Warranty Period .................................................. 7


2.  LICENSES GRANTED; NATURE OF AGREEMENT .............................. 7

2.1   Grant of License ................................................. 7
2.2   Nature of Agreement .............................................. 8


3.  THE PRE-PRODUCTION PHASE ........................................... 8

3.1   Completion of Feasibility Phase;
       Commencement of Pre-Production Phase ............................ 8
3.2   The Pre-Production Steering Committee ............................ 8
3.3   Delivery of Technology with Respect to FED Processes ............. 9
3.4   Operations During Pre-Production Phase ........................... 9
3.5   Technical Assistance ............................................. 9
3.6   Engineering and Other Costs ..................................... 10
3.7   Engineering and Other Costs -- Other FED Devices ................ 10


4.  EQUIPMENT ......................................................... 10

4.1   Equipment to Be Purchased ....................................... 10
4.2   Selection, Purchase and Guaranty of FED Equipment ............... 11
4.3   Selection, Purchase and Guaranty of LCD/FED Equipment ........... 12
4.4   Installation and Qualification of Equipment ..................... 13
4.5   Maintenance; Insurance .......................................... 13
4.6   Obligation to Repurchase Equipment .............................. 13
4.7   Release of Guaranty and Purchase by
       Unipac of PixTech's LCD/FED Equipment .......................... 13
4.8   Purchase by Pixtech and Release of Unipac for FED Equipment ..... 14
4.9   Use of Unipac Equipment ......................................... 15
4.10  PixTech Equipment to Be Used Only on PixTech's Behalf ........... 15
4.11  Purchase of Additional Equipment by Unipac ...................... 16
4.12  Foundry Service Fee ............................................. 16
4.13  Tax Credit ...................................................... 16


5.  THE PRODUCTION PHASE .............................................. 17

5.1   Commencement of Production Phase ................................ 17
5.2   Production Steering Committee ................................... 17
5.3   Product Design .................................................. 17
5.4   Mask Vendors .................................................... 18
5.5   Process Qualification ........................................... 18
5.6   Product Qualification ........................................... 18


6.  MANUFACTURE AND SUPPLY OF FED DEVICES ............................. 19

6.1   Exclusivity ..................................................... 19
6.2   Forecasts and Minimum Commitments ............................... 19
6.3   Second Source of Supply ......................................... 22
6.4   [Deleted] ....................................................... 24
6.5   Restrictions on Unipac Competition .............................. 24
6.6   Reserved Capacity; Minimum Load ................................. 25
6.7   Orders .......................................................... 25
6.8   Rejected Goods/Shortages ........................................ 26
6.9   [Deleted] ....................................................... 26
6.10  Modifications; Changes; Substitutions ........................... 26
6.11  Parametrical Failure ............................................ 27
6.12  Production Reports; Process Control ............................. 27
6.13  On-Site Inspection and Vendor Information ....................... 28
6.14  Book of Accounts ................................................ 28
6.15  Manufacture and Sale to PixTech Industrial Partners ............. 28
6.16  Most Favored UMC Customer Status ................................ 29


7.  PAYMENT; PRICING .................................................. 29

7.1   Terms of Payment ................................................ 29
7.2   Manner of Payment ............................................... 29
7.3   Annual Adjustment of Pricing Formula ............................ 29
7.4   Customs Duties, Taxes, Etc. ..................................... 29
7.5   Pricing Philosophy .............................................. 29


8.  SHIPMENT; TITLE AND RISK OF LOSS .................................. 30

8.1   Shipping Standards .............................................. 30
8.2   Title; Risk of Loss ............................................. 30
8.3   Default or Delay in Shipment .................................... 30


9.  PROPRIETARY RIGHTS; NONDISCLOSURE
     AND CONFIDENTIALITY OBLIGATIONS .................................. 30

9.1   Ownership of and Rights in Technology ........................... 30
9.2   Ownership of and Rights in Mask Works ........................... 31
9.3   Definition and Ownership of and Rights in Improvements .......... 31
9.4   Confidential Information ........................................ 34
9.5   Non-Disclosure Agreements ....................................... 35
9.6   Agreement Not to Solicit Employees .............................. 35
9.7   Publicity Restrictions .......................................... 35

9.8   Exceptions, Duration and Special Requirements ................... 35


10. TERM AND TERMINATION .............................................. 36

10.1  Term ............................................................ 36
10.2  Termination for Cause ........................................... 36
10.3  Effect of Expiration or Termination ............................. 36
10.4  Prior Obligations ............................................... 37
10.5  Survival ........................................................ 37


11. INJUNCTIVE RELIEF ................................................. 37


12. WARRANTIES; QUALITY ASSURANCE, RETURN PROCEDURES .................. 37

12.1  Warranty with Respect to FED Devices ............................ 37
12.2  Procedures for Return of Defective or Nonconforming FED Devices . 38
12.3  Unipac's Responsibility to Notify ............................... 38
12.4  Return Procedures ............................................... 38


13. INDEMNIFICATION ................................................... 38

13.1  Indemnification by Unipac ....................................... 38
13.2  Indemnification by PixTech ...................................... 39
13.3  Conditions of Indemnification ................................... 39
13.4  Other Indemnifications .......................................... 39
13.5  Third Party Claims .............................................. 39


14. DISPUTE RESOLUTION ................................................ 39

14.1  Steering Committee Negotiations ................................. 40
14.2  Senior Executive Negotiations ................................... 40
14.3  Binding Arbitration ............................................. 40


15. GENERAL PROVISIONS ................................................ 41

15.1  Notices ......................................................... 41
15.2  Entire Agreement; Amendment ..................................... 42
15.3  Force Majeure ................................................... 42
15.4  Consequential Damages ........................................... 42
15.5  Waiver .......................................................... 42
15.6  Assignment ...................................................... 42
15.6A Mutual Re-evaluation ............................................ 43
15.7  Binding Effect .................................................. 43
15.8  Severability .................................................... 43
15.9  Headings, Interpretation ........................................ 43
15.10 Attachments ..................................................... 43

15.11 Independent Parties ............................................. 43
15.12 Governing Law ................................................... 43


EXHIBITS
--------

EXHIBIT A - List of FED Alliance Members

EXHIBIT B - Preliminary Matters Remaining from Feasibility Phase;
              FED Processes to Be Installed During Pre-Production Phase; FED Components to Be Fabricated During Pre-Production Phase

EXHIBIT C - List of FED Products to Be Fabricated
              (Including Initial Foundry Products)

EXHIBIT D - Specifications--Product Qualification;
              Specifications--Parametric and Process Flow;
              Acceptance Testing Criteria

EXHIBIT E - FED Equipment to Be Purchased; LCD/FED Equipment to Be Purchased;
              Equipment Qualification Criteria

EXHIBIT F - Pricing Formula

                               FOUNDRY AGREEMENT
                               -----------------


     This Foundry Agreement (together with the exhibits attached hereto, the "Agreement") is entered into as of May 22, 1997, by and between PixTech S.A., a corporation organized under the laws of France having its principal place of business at Avenue Perroy, 13790 Rousset, France ("PixTech"), and Unipac Optoelectronics Corp., a corporation organized under the laws of the Republic of China having its principal place of business at No. 3, Industry E. Road III, Science-Based Industrial Park, Hsin-Chu City, Republic of China ("Unipac").

                                   RECITALS
                                   --------

     WHEREAS, PixTech is in the business of designing, manufacturing, and marketing field emission displays ("FEDs") and associated products;

     WHEREAS, PixTech owns or licenses rights to technology necessary and sufficient for the design and manufacture of FED Components and FED Products, as those terms are defined herein;

     WHEREAS, Unipac is in the business of designing, marketing, and manufacturing liquid crystal displays ("LCD") and possesses foundry capabilities suitable for the manufacture of FED Components and FED Products;

     WHEREAS, PixTech and Unipac entered into a Non-Disclosure Agreement dated as of August 5, 1996 pursuant to which each party agreed to maintain the confidentiality of any proprietary information disclosed to it by the other party;

     WHEREAS, PixTech and Unipac entered into a Memorandum of Understanding dated as of November 14, 1996 (the "Memorandum of Understanding") pursuant to which the parties agreed to evaluate the feasibility of fabrication of certain FED Components by Unipac for PixTech; and

     WHEREAS, PixTech now desires that Unipac manufacture and supply FED Components and FED Products, and Unipac is willing to manufacture and supply FED Components and FED Products, upon the terms and conditions hereof;

     NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:



     1.   DEFINITIONS.
          -----------

          1.1    "AFFILIATE"   shall mean any Person which controls, is
controlled by, or is under common control with a party to this Agreement. A Person shall be regarded as in control of another Person if it owns or directly or indirectly controls more than fifty percent (50%) of the voting stock or other ownership interest of the other Person, or if it possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person or the power to elect or appoint fifty percent (50%) or more of the members of the governing body of the other Person, provided however that such Person shall be an Affiliate within the meaning of this Agreement only so long as such ownership, control and/or power continues.

          1.2    "AGREEMENT"   shall have the meaning set forth in the preamble
hereto.

          1.2A   "AGREED UPON FORECAST"   shall have the meaning stated in
Section

6.2.8(d) below.

          1.3    "ANODE PANEL"   shall mean an Anode Plate cut to the dimensions
set forth in the Specifications for such FED Product.

          1.4    "ANODE PLATE" OR "ANODE SUBSTRATE"   shall mean a Glass Plate
used in building an Anode Panel.

          1.5    "CATHODE PANEL"   shall mean a Cathode Plate cut to the
dimensions set forth in the Specifications for such FED Product.

          1.6    "CATHODE PLATE" OR "CATHODE SUBSTRATE"   shall mean a Glass
Plate used in building a Cathode Panel.

          1.7    "CONFIDENTIAL INFORMATION"   shall mean all confidential,
proprietary, or secret information, including without limitation components, parts, drawings, data, sketches, plans, programs, specifications, techniques, processes, algorithms, inventions, and other information and materials that are owned, possessed, or used by either PixTech or Unipac that is at any time so designated by such party in writing at and/or prior to the time any such Confidential Information is disclosed to the other party. In addition, information that is orally or visually disclosed to the other party or which is not designated in writing as confidential, proprietary, or secret at the time of disclosure shall constitute Confidential Information if orally designated as confidential at the time of first disclosure and if within thirty (30) days after such disclosure, the disclosing party delivers to the receiving party a written document describing such Confidential Information in sufficient detail so as to give reasonable notice of what is to be treated as confidential, and referencing the place and date of such disclosure and the names of the employees of the party to whom such disclosure was made.

          1.8    "DEPRECIATED VALUE"   shall mean, with respect to an item of
Equipment, the Original Purchase Price therefor, adjusted for depreciation based on a * linear depreciation model, such * period to begin on the date of final acceptance of such Equipment, pursuant to Section 4.4 hereof.

          1.9    "DISPUTE"   shall have the meaning assigned to it in Section
14.1 hereof.

          1.10   "EQUIPMENT"   shall have the meaning assigned to it in Section
4.1 hereof.

          1.11   "EQUIPMENT QUALIFICATION"   shall have the meaning assigned to
it in Section 4.4 hereof.

          1.12   "EXCLUSIVITY PERIOD"   shall mean the time period beginning
with the date of execution of this Agreement and ending on *.

          1.13   "FEASIBILITY PHASE"   shall have the meaning set forth in
Section 3.1 hereof.

          1.14   "FEDS"   shall have the meaning set forth in the Recitals
hereto.

          1.15   "FED COMPONENTS"   shall mean Glass Plates, Anode Plates, Anode
Panels, Cathode Plates, Cathode Panels, controlling and driving electronic boards, or any other elements that may be contained in an FED Module.

          1.16   "FED DEVICE"   shall mean an FED Component, an FED Panel, an
FED Module, or an FED Product.


*Confidential Treatment has been requested for marked portions of this agreement.

          1.17   "FED EQUIPMENT"   shall have the meaning assigned to it in
Section 4.1 hereof.

          1.18   [DELETED]

          1.19   "FED FIELD"   shall mean any and all applications of the
technology of electron field emission to displays.

          1.20   "FED MODULE"   shall mean an FED Panel together with electronic
circuitry.

          1.21   "FED PANEL"   shall mean the glass display panel formed by
sealing together a Cathode Plate and an Anode Plate, prior to addition of any electronic circuitry.

          1.22   "FED PROCESS FLOWS" OR "FED PROCESSES"   with respect to any
FED Product shall mean:

                 1.22.1  Flow 1:  *;

                 1.22.2  Flow 2:  *;

                 1.22.3  Flow 3:  *;

                 1.22.4  Flow 4:  *;

                 1.22.5  Flow 5:  *; and

                 1.22.6  Flow 6:  *.

          1.23   "FED PRODUCTS"   shall mean those products listed on Exhibit C
hereto, as such Exhibit may be modified from time to time by the mutual written agreement of the parties hereto.

          1.23A  "FIRST AGREED FORECAST"   shall be the first mutually agreed
forecast of monthly Glass Plate substrate starts which Unipac agrees to commit to supply and which PixTech forecasts for its needs pursuant to Sections 6.2.1 and 6.2.2 below. The First Agreed Forecast will be both a Unipac Projected Capacity Forecast and a PixTech Forecast.

          1.23B  "FOUNDRY SERVICE FEE"   shall have the meaning described in
Section 4.12.

          1.24   "GLASS PLATES"   shall mean glass plates processed by Unipac
for the fabrication of Anode Panels or Cathode Panels.

          1.25   "AAA"   shall have the meaning assigned to it in Section 14.3.3
hereof.

          1.26   "IMPROVEMENTS"   shall mean any ideas, methods, inventions,
processes, or techniques which, pursuant to this Agreement arise from the use of the FED Processes and/or the manufacture of FED Devices, and/or are otherwise based on or derived from the PixTech Technology pursuant to this Agreement. For purposes of this Agreement, Improvements will be classified as one of the following types:
                 (a) TYPE 1 IMPROVEMENTS are Improvements which are based on use of PixTech Technology. There are two subtypes of Type 1 Improvements:


*Confidential Treatment has been requested for marked portions of this agreement.

                     (i) TYPE 1A IMPROVEMENTS are Type 1 Improvements made and/or conceived by PixTech.

                     (ii) TYPE 1B IMPROVEMENTS are Type 1 Improvements made and/or conceived by Unipac, provided however that notwithstanding anything to the contrary, Type 1b Improvements and/or "PixTech Technology" shall not include any Improvement based on PixTech Confidential Information to the extent the underlying confidential information and/or matter involved at the time of the proposed use or disclosure: (aa) is no longer confidential (through no breach of confidentiality by Unipac, its employees or representatives with respect to such information) and (bb) is not within the scope of any valid claim of any PixTech
             ---
Patent and/or pending application for such a PixTech Patent.
                 (b) TYPE 2 IMPROVEMENTS are those (i) made and/or conceived by Unipac based on Unipac Technology and (ii) used by Unipac for FED Devices (other than for experimental and/or pre-qualification purposes) delivered to PixTech during the term of the Agreement.
                 (c) TYPE 3 IMPROVEMENTS are those developed by Unipac independently of PixTech Technology.
                 (d) If the parties do not agree as to the appropriate classification of a specific Improvement or element of Intellectual Property (including whether such a thing has been developed independently by Unipac), the matter will be exclusively resolved by a mutually agreeable expert who will make a binding determination on this point pursuant to procedures to be agreed upon in good faith.

          1.27   "INITIAL FOUNDRY PRODUCTS"   shall mean the initial FED Devices
Unipac agrees to manufacture for PixTech, the PixTech Industrial Partners, and their respective Affiliates, as set forth on Exhibit C hereto.

          1.28 "INTELLECTUAL PROPERTY RIGHTS" with respect to any FED Device, FED Process, Improvement, or Technology subject to this Agreement, means Patent Rights, mask work rights, copyrights, trade secret rights, trademark rights, service mark rights, and other intellectual property rights of a similar nature (including all registration and renewals thereof and applications for registration or renewal therefor).

          1.29   "LCD"   shall have the meaning set forth in the Recitals
hereto.

          1.30   "LCD/FED EQUIPMENT"   shall have the meaning assigned to it in
Section 4.1 hereof.

          1.31   "MATERIAL BREACH "   shall mean a breach as defined in Section
4.8.4 below, provided that where the term "material breach" is used without capitalization, it shall include those breaches which give rise to a right of termination as provided in Section 10.2 below and provided further that for purposes of Section 6.3, "material breach" shall be only as defined in Section 6.3.4.

          1.32   "MASK WORK"   shall mean any mask set or work created and
produced by or for Unipac, based on PixTech Technology, and utilized in the fabrication of an FED Device, and shall include both physical mask works and any electronic form thereof.

          1.32A  "MINIMUM CAPACITY PERCENTAGE"   shall mean that percentage
agreed upon between the parties pursuant to Section 6.2.3.

          1.33 "ORIGINAL PURCHASE PRICE" means, with respect to Equipment, the actual price paid to the vendor thereof, less all rebates, plus all freight, shipping, duty, insurance (prior to the time of acceptance), hook-up, and installation charges, plus the cost of any major modifications required during installation thereof, to the extent incurred and/or expended on or before acceptance of such Equipment by Unipac and PixTech, provided however that the "Original Purchase Price" does not include (i) the cost of any spare parts for such Equipment, and/or (ii) any hook-up and/or installation charges in excess of
* of


*Confidential Treatment has been requested for marked portions of this agreement.

the price which would be charged by the vendor or supplier for such equipment without such hook-up and/or installation.

          1.34   "PATENT RIGHTS"   means the rights under properly interpreted
claims of all patent applications and patents (including divisions, continuations, continuations-in-part, re-issues, re-examination certificates, extensions, renewals, utility models, design patents, and the like) in any country of the world, but only for so long as, in the case of any patent, the patent is valid and enforceable, and in the case of application(s), the application is pending.

          1.35   "PERSON"   shall mean any individual, corporation, partnership,
limited liability company, firm, association, unincorporated organization, joint venture, trust, or other entity.

          1.36   "PIXTECH"   shall have the meaning set forth in the preamble
hereto.

          1.36A  "PIXTECH EQUIPMENT"   shall include all Equipment (both the FED
Equipment and the LCD/FED Equipment) subject to PixTech's repurchase/Guaranty obligations under this Agreement, provided however that such equipment shall be considered PixTech Equipment only for so long as PixTech has not been released from those obligations pursuant the terms of this Agreement.

          1.36B  "PIXTECH FORECAST"   shall be the written twelve month rolling
forecasts from PixTech of its month by month substrate starts requirements pursuant to Section 6.2.5.

          1.37   "PIXTECH INDUSTRIAL PARTNER"   shall mean any of those members
of the FED Alliance listed on Exhibit A hereto that has entered into a Cooperation and License Agreement with PixTech or an Affiliate thereof, but shall not mean Unipac.

          1.38   "PIXTECH PATENTS"   shall mean the subject matter claimed in
any Patent Rights covered within patents owned by and/or application for patents filed by and/or on behalf of PixTech and/or any PixTech Industrial Partner.

          1.38A  "PIXTECH TECHNOLOGY"   shall mean any Technology which PixTech
owns or to which PixTech otherwise has rights (including the right to grant a sublicense to Unipac) pursuant to the grant of a license by a third Person, provided however that (and except as expressly stated in Section 9.3) no restrictions or limitations of this Agreement shall limit or restrict Unipac as to any technology and/or information which is not based in whole or in part upon
(i) PixTech Confidential Information and/or (ii) the use of PixTech Patent
Rights.


          1.39   "PRELIMINARY MATTERS"   shall have the meaning set forth in
Section 3.1.2 hereof.

          1.40   "PRE-PRODUCTION PHASE"   shall mean the time period beginning
upon the execution of this Agreement and ending upon successful Process Qualification of those FED Processes listed on Exhibit B hereto and Product Qualification of those FED Components listed on Exhibit B hereto for the product known as "FE532M".

          1.41   "PRE-PRODUCTION STEERING COMMITTEE"   shall have the meaning
set forth in Section 3.2 hereof.

          1.42   "PROCESS QUALIFICATION"   shall mean that a particular FED
Process has been demonstrated to meet the Specifications agreed to by the parties as acceptance criteria for such FED Process.

          1.43   "PRODUCT QUALIFICATION"   shall mean that a particular FED
Device,
manufactured pursuant to an FED Process that has passed Process
Qualification, has been demonstrated to meet the Specifications set forth in the applicable Exhibit D relating to such FED Device.

          1.44   "PRODUCTION PHASE"   shall mean the period commencing upon the
determination of the Pre-Production Steering Committee to begin production of FED Products pursuant to Section 5.1, and continuing throughout the remaining term of this Agreement.

          1.44A  "PRODUCTION CAPACITY"   shall be described in terms of the
number of Glass Plates started for fabrication on a month by month basis. As outlined in further detail in Section 6.2.2, Production Capacity can be described with three subtypes:
                 (A) MAXIMUM INSTALLED CAPACITY  is the Production Capacity as
will be negotiated by the parties based on Equipment capacity, and related productivity factors, as mutually determined by the parties.
                 (B) MINIMUM AGREED CAPACITY  is that portion of the Maximum
Installed Capacity the parties agree to allocate to PixTech for a given period of time. (As described below, the Minimum Agreed Capacity is the minimum quantity of substrate starts which Unipac will offer to PixTech under the terms of the agreed upon forecasting procedures).
                 (C) UNIPAC PROJECTED CAPACITY  is that Production Capacity which Unipac believes in good faith it will be able to offer to PixTech under the terms of the Agreement.

          1.45   "PRODUCTION STEERING COMMITTEE"   shall have the meaning
assigned to it in Section 5.2.1 hereof.

          1.46   "PROTOTYPE"   shall mean a preliminary form of an FED Device
which is fabricated for the purpose of functional verification.

          1.47   "REPURCHASE PRICE"   shall mean, with respect to an item of
Equipment, its Depreciated Value.

          1.48   "SELECTED MASK VENDOR"   shall have the meaning assigned to it
in Section 5.4 hereof.

          1.49   "SENIOR EXECUTIVES"   shall have the meaning assigned to it in
Section 14.2 hereof.

          1.50   "SPECIFICATIONS"   shall mean the specific functional,
electrical, mechanical, quality, reliability, and other requirements of an FED Device or FED Process.

          1.51   "STEERING COMMITTEE"   shall mean either the Pre-Production
Steering Committee or the Production Steering Committee, as the context dictates.

          1.52   "TECHNOLOGY"   means, with respect to a party (i) all data,
information, know-how, inventions, trade secrets, knowledge and experience (tangible and intangible) relating to the design, definition, specification, composition, manufacture, testing, packaging, validation or verification or operation of a device or process, known to or possessed by such party and (ii) all documents (including Intellectual Property Right applications), graphs, writings, memoranda, drawings, diagrams, schematics, apparatus, prototypes, equipment, software (including object code, source code and related documentation), marketing documents, and other tangible items (in any form or medium) describing, constituting, comprising, embodying or used in connection with the foregoing, in each case that are, or are required to be, transferred, provided, disclosed or otherwise made available to the other party in connection with this Agreement.

          1.53   "UMC"   shall have the meaning set forth in Section 6.16
hereto.

          1.54   "UNIPAC"   shall have the meaning set forth in the preamble
hereto.

          1.55   "UNIPAC PROCESSES"   shall have the meaning assigned to it in
Section 3.4.2 hereof.

          1.55A  "UNIPAC PROJECTED CAPACITY FORECAST"   shall be the twelve
month rolling forecast of Unipac Projected Capacity as described in Section
6.2.2.

          1.56   "UNIPAC PATENTS"   shall mean the subject matter claimed in any
Patent Rights covered within patents owned by and/or application for patents filed by and/or on behalf of Unipac which is then pending at the relevant time.

          1.56A  "UNIPAC TECHNOLOGY"   shall mean any Technology which Unipac
owns or to which Unipac otherwise has rights (including the right to grant a sublicense to PixTech) pursuant to the grant of a license by a third Person, provided however that (and other than as expressly stated in Section 9.3) no restrictions or limitations of this Agreement shall limit or restrict PixTech as to any technology and/or information which is not based in whole or in part upon
(i) Unipac Confidential Information and/or (ii) the use of Unipac Patent Rights.

          1.57   "WARRANTY PERIOD"   shall have the meaning assigned to it in
Section 12.2 hereof.

     2.   LICENSES GRANTED; NATURE OF AGREEMENT.
          -------------------------------------

          2.1    GRANT OF LICENSE.   PixTech hereby grants to Unipac, for the
                 ----------------
term of this Agreement and subject to the provisions hereof, an non-exclusive right and license, without the right to grant sublicenses, under all of PixTech's Intellectual Property Rights, to make (at facilities, or spaces within facilities, then majority owned and/or exclusively controlled by Unipac) and sell FED Devices only to PixTech, PixTech Industrial Partners, and their respective Affiliates. Any manufacture and sale of FED Devices by Unipac to PixTech Industrial Partners or their respective Affiliates shall be governed by the terms of Section 6.15 hereof.

          2.2    NATURE OF AGREEMENT.  This Agreement contains the basic terms
                 -------------------
and conditions pursuant to which Unipac may make and sell FED Devices to PixTech, PixTech Industrial Partners, and their respective Affiliates. The Initial Foundry Products, together with Specifications therefor, are set forth on Exhibits C and D hereto. For each subsequent FED Device Unipac may agree to manufacture for PixTech, PixTech Industrial Partners, and their respective Affiliates, the parties involved will separately negotiate the timetable, development processes, Specifications, prices and the like, and, to the extent PixTech is involved, Unipac and PixTech shall reduce such terms to writing in new Exhibits C and D. Each such new Exhibit C and D, as appropriate, shall become an addendum to this Agreement subject to all the terms hereof.


     3.   THE PRE-PRODUCTION PHASE.
          ------------------------

          3.1    COMPLETION OF FEASIBILITY PHASE; COMMENCEMENT OF PRE-PRODUCTION
                 ---------------------------------------------------------------
PHASE.
-----

          3.1.1 The parties acknowledge and agree that upon the execution of this Agreement, the "Feasibility Phase", as that term is defined in the Introduction to the Memorandum of Understanding, shall conclude, all provisions of the Memorandum of Understanding (with the exception of Sections 5.2, 6, and 7 thereof) shall terminate and be superseded by the provisions of this Agreement, and the Pre-Production Phase shall commence.

          3.1.2 Notwithstanding the foregoing, the parties agree to continue and complete certain tests, experiments, and activities associated with the Feasibility Phase and listed on Exhibit B (the "Preliminary Matters"). If the Preliminary Matters are not successfully concluded by *, the Pre-Production Steering Committee (as defined in Section 3.2 hereof) shall determine a revised schedule for completion thereof; provided, however, that no delay or failure in successfully completing any Preliminary Matter shall give either party any right to terminate this Agreement.

     3.2  THE PRE-PRODUCTION STEERING COMMITTEE.
          -------------------------------------

          3.2.1 The parties shall each appoint two technical representatives to a four-person steering committee which shall have primary responsibility for coordination of the parties' efforts during the Pre-Production Phase (the "Pre-Production Steering Committee"). A party may change an individual appointed by it to the Pre-Production Steering Committee upon written notice to the other party.

          3.2.2 The Pre-Production Steering Committee shall meet approximately once a month, but no less than once every two months, during the Pre-Production Phase to review progress, make technical decisions, establish goals, and take such other actions as it has authority to take under this Agreement. All decisions of the Pre-Production Steering Committee shall be unanimous. If the Pre-Production Steering Committee is unable to reach a unanimous decision as to any matter subject to its authority, then the Pre-Production Steering Committee shall refer the matter to senior management of the parties for resolution pursuant to Section 14.2.

          3.2.3 The Pre-Production Steering Committee will provide a forecast on a monthly basis for the start date for the first lot and the output date for that first lot (provided that such forecast shall not make any commitment on yield, and that no such forecast shall be a guarantee that the parties will meet the dates so set, but rather their mutual commitment to exert best efforts to meet the deadlines involved).

     3.3  DELIVERY OF TECHNOLOGY WITH RESPECT TO FED PROCESSES. Pursuant to
          ----------------------------------------------------
the licenses granted under Section 2.1 hereof, PixTech shall deliver to Unipac the PixTech Technology with respect to each of the FED Process Flows relating to the Initial Foundry Products, according to a schedule to be established by the Pre-Production Steering Committee.

     3.4  OPERATIONS DURING PRE-PRODUCTION PHASE.  The parties shall
          --------------------------------------
conduct the following operations during the Pre-Production Phase, in each case pursuant to the timetable to be established by the Pre-Production Steering
Committee:

          3.4.1 PixTech shall assist Unipac in the implementation of the FED Process Flows at Unipac's manufacturing facility in Hsin-Chu City, Taiwan.

          3.4.2 Unipac shall use best efforts to integrate the FED Process Flows with its existing manufacturing processes (the "Unipac Processes").

          3.4.3 Unipac shall use best efforts to cause the individual FED Process Flows and the Unipac Processes to achieve Process Qualification.

          3.4.4 Unipac shall use best efforts to cause the FED Process Flows and the Unipac Processes, as an integrated system, to achieve Process Qualification.

          3.4.5 Pursuant to the terms of this Agreement, Unipac shall use best efforts to manufacture the FED Components listed on Exhibit B, in the quantities therein provided, in accordance with each such FED Component's Specifications.


*Confidential Treatment has been requested for marked portions of this agreement.

          3.4.6 Unipac shall use best efforts to begin manufacturing production qualification lots of the Initial Foundry Products on or before *.

          3.4.7 Unipac shall use best efforts to cause the Initial Foundry Products to achieve Product Qualification.

     3.5  TECHNICAL ASSISTANCE.
          --------------------

          3.5.1 PixTech shall provide such reasonable technical assistance as the parties mutually determine to be necessary in connection with the implementation and installation by Unipac of the FED Processes, in order to ensure compatibility with Unipac Technology and Unipac Processes. PixTech shall provide this technical assistance at Unipac's manufacturing facilities in HsinChu City, Taiwan.

          3.5.2 Upon PixTech's request and with reasonable advance notice, PixTech personnel shall be permitted to visit on a full- and/or part-time basis at Unipac's manufacturing facilities in HsinChu City, Taiwan during the term of and under the terms and subject to this Agreement, but only to the extent and during the time in which Unipac and PixTech are working together with respect to Production and/or Pre-Production Phase fabrication of FED Devices.

          3.5.3 Upon Unipac's request and with reasonable advance notice, PixTech will permit Unipac personnel to study the FED Process Flows at PixTech's facility in Montpellier, France. In this connection, PixTech shall provide a reasonable number of appropriate personnel for a reasonable time period (in each case in PixTech's sole judgment and upon reasonable advance notice) to assist in such technical training of Unipac personnel.

          3.5.4 Each party shall bear its own expenses in connection with the foregoing obligations under this Section 3.5.

     3.6  ENGINEERING AND OTHER COSTS.
          ---------------------------
Costs associated with the Pre-Production Phase for FE532M Glass Plates and FE532M FED assembly (exclusive of electronics) as well as for the Pre-Production Phase for FE532C Cathode Glass Plate shall be shared by the parties as follows:

          3.6.1  Each party shall bear its own engineering costs, if any.

          3.6.2 Each party shall bear its own travel and other incidental expenses.

          3.6.3 Material and other costs shall be charged to PixTech's account by prior purchase order, and the parties will cooperate to disclose the nature of such costs in advance, and, to the extent feasible, to agree on their amount(s).

     3.7  ENGINEERING AND OTHER COSTS -- OTHER FED DEVICES.
          ------------------------------------------------
Costs associated with the Pre-Production Phase for other FED Devices and Components shall be negotiated in good faith.


     4.   EQUIPMENT.
          ---------

          4.1    EQUIPMENT TO BE PURCHASED.  Exhibit E to this Agreement lists
                 -------------------------
the key equipment to be purchased and/or otherwise acquired for use in connection with the fabrication of FED Devices (the "Equipment"). Unless otherwise agreed, the total budget which Unipac must arrange for such Equipment shall be no more than USD$ 15,000,000. The Equipment is categorized as follows:


*Confidential Treatment has been requested for marked portions of this agreement.

          4.1.1 "FED Equipment" refers to Equipment which can be utilized in connection with the manufacture of FED Devices, but which has no meaningful commercial use in the manufacture of TFT/LCD devices. "PixTech FED Equipment" refers to FED Equipment subject to PixTech's obligations concerning repurchase/guaranty under this Agreement, but such equipment shall be considered PixTech FED Equipment only so long as subject to such obligations.

          4.1.2 "LCD/FED Equipment" refers to Equipment which can be utilized in connection with the commercial manufacture of LCD devices as well as FED Devices. "PixTech LCD/FED Equipment" refers to LCD/FED Equipment subject to PixTech's obligations concerning repurchase/guaranty under this Agreement, but such equipment shall be considered PixTech LCD/FED Equipment only so long as subject to such obligations.

          4.1.3 "Guaranty" and/or "Guarantees" refers to those guarantees required from PixTech with respect to the Equipment pursuant to the terms of this Agreement. Without limiting any of the requirements of this Agreement with respect to such Guarantees, the Guarantees shall be in a form and will have substantive terms reasonably satisfactory to Unipac; such Guarantees cannot be released or reduced except as expressly provided under this Agreement and, even then only with prior written notice to Unipac under procedures which provide Unipac with reasonable opportunity to object, and to submit any disputes which cannot be resolved by mutual agreement to a mutually agreeable decision maker for resolution pursuant to the procedures of Section 14 of this Agreement. Without limiting any of the terms of this Agreement, (i) the Guaranty and/or Guarantees may be reflected in one or multiple legal arrangements as may be mutually agreed by the parties, and (ii) the parties will cooperate with respect to requests from the bank(s) arranging the Guarantees for security interests on behalf of those banks in the Equipment involved, provided however that such interests cannot impair and must be consistent with any security interests involved in Unipac's acquisition of the Equipment.

          4.1.4 Notwithstanding anything to the contrary, if Additional Equipment beyond the specific items shown in Exhibit E is necessary to reach the target of *, PixTech shall be responsible to obtain and/or provide all FED Equipment amongst such Additional Equipment, and Unipac and PixTech shall share
* the responsibility for the Original Purchase Price for the FED/LCD Equipment amongst such Additional Equipment.


          4.2    SELECTION, PURCHASE AND GUARANTY OF FED EQUIPMENT.
                 -------------------------------------------------

          4.2.1 PixTech, in consultation with and with the approval of the Pre-Production Steering Committee, shall be responsible for selecting the FED Equipment, and for arranging guarantees (for its repurchase as described below)
for that FED Equipment pursuant to the terms outlined below.   Unipac, in
consultation with and the approval of the Pre-Production Steering Committee, shall be responsible for ordering and purchasing/acquiring the selected FED Equipment at Unipac's own expense, pursuant to a budget and timetable to be established by the Pre-Production Steering Committee. Unipac shall own and/or otherwise acquire such FED Equipment, except to the extent the same is purchased by and/or returned to PixTech in accordance with Sections 4.6 through 4.8 hereof.

          4.2.2 Prior to the time when Unipac must enter binding commitments for the FED Equipment, PixTech shall provide Unipac with written bank Guarantees
(i) in an amount equal to the entire Original Purchase Price of the FED Equipment, and (ii) sufficient to guarantee PixTech's repurchase obligations for such Equipment under the terms of this Agreement. Without limiting the foregoing: (iii) the parties will negotiate the form and specifics of these Guarantees in good faith, and receipt of PixTech's Guarantees for the financing and/or acquisition of the FED Equipment in a manner and in a form mutually acceptable to Unipac and PixTech, is a condition to Unipac's obligation to purchase the FED


*Confidential Treatment has been requested for marked portions of this agreement.

Equipment and, (iv) the parties will cooperate with respect to all actions reasonably necessary for financing and/or shipping FED Equipment, including, without limitation, the requisites for Letters of Credit, importation and the like. Unless otherwise agreed, the Guaranty will be in U.S. dollars and/or Japanese Yen, in whatever proportion the parties agree is appropriate for the specific equipment involved. Subject to full compliance with PixTech's obligations with respect to Guarantees under this Agreement, Unipac will order the FED Equipment subject to PixTech's guaranty within fifteen (15) working days of receipt of written authorization from PixTech and of all requisite Guarantees.

          4.2.3 The amount of the Guaranty required under this Section 4.2 as well as that required under Section 4.3 will be reduced each quarter by the depreciation (calculated on a straight-line basis over * years as to the PixTech Equipment) of PixTech Equipment during such quarter, until reduced to zero and/or such time as PixTech's obligations to repurchase PixTech Equipment have been fully discharged and/or released.

          4.2.4 In addition, and notwithstanding anything to the contrary, the Guaranty under this Agreement terminates when the total amount subject to Guaranty under this Agreement drops below *, and/or when PixTech's repurchase obligations under this Agreement have been satisfactorily discharged/released.

          4.3    SELECTION, PURCHASE AND GUARANTY OF LCD/FED EQUIPMENT.  Unipac,
                 -----------------------------------------------------
in consultation with the Pre-Production Steering Committee, shall be responsible for selecting and ordering the LCD/FED Equipment, pursuant to a budget and timetable to be established by the Pre-Production Steering Committee. Subject to the other terms of this Agreement, Unipac shall pay or otherwise arrange the aggregate Original Purchase Price of the LCD/FED Equipment, and PixTech shall arrange Guarantees for * of the aggregate Original Purchase Price of the LCD/FED Equipment in the manner described below. Without limiting the foregoing, the parties will cooperate with respect to all actions reasonably necessary for financing and/or shipping LCD/FED Equipment, including, without limitation, the requisites for Letters of Credit, importation and the like.

          4.3.1 Prior to the time when Unipac must enter binding commitments for the LCD/FED Equipment, PixTech shall provide Unipac with written bank Guarantees sufficient: (i) to equal * of the Original Purchase Price of the LCD/FED Equipment, and (ii) to guarantee PixTech's repurchase obligations under the terms of this Agreement. Without limiting the foregoing, the parties will negotiate the form and specifics of these Guarantees in good faith, and receipt of PixTech's Guarantees for the financing and/or acquisition of the LCD/FED Equipment in a manner and in a form mutually acceptable to Unipac and PixTech, is a condition to Unipac's obligation to purchase that LCD/FED Equipment. Unless otherwise agreed, the Guaranty will be in U.S. dollars and/or Japanese Yen, in whatever proportion the parties agree is appropriate for the specific equipment involved. Subject to full compliance with PixTech's obligations with respect to Guarantees under this Agreement, Unipac will order the LCD/FED Equipment subject to PixTech's Guaranty within fifteen (15) working days of receipt of written authorization from PixTech and of all requisite Guarantees.

          4.3.2 For purposes of administration of the PixTech's repurchase/Guaranty obligations under this Agreement, the Pre-Production Steering Committee shall apportion individual items of LCD/FED Equipment between the parties so that each party is apportioned LCD/FED Equipment of comparable value to that apportioned to the other party. Unless otherwise agreed, the most expensive piece of LCD/FED will be apportioned to Unipac, and the next most expensive piece(s) will be apportioned to PixTech, continuing sequentially in this fashion (from the next and then to the next most expensive piece(s) sequentially) in an equitable manner. If an equitable division of the LCD/FED Equipment between the parties in precisely equal amounts is not possible, Unipac will be apportioned LCD/FED Equipment of a value in excess of that apportioned PixTech under this Section 4.3.2 in an amount up to the Original Purchase Price of one (but no more than one) piece of the least most expensive LCD/FED Equipment, provided however that under no circumstances


*Confidential Treatment has been requested for marked portions of this agreement.

shall Unipac be apportioned LCD/FED equipment in an amount in excess of * more than apportioned to PixTech under this Section 4.3.2.

          4.3.3 The amount of the Guaranty required under this Section 4.3 will be reduced each quarter by the depreciation (calculated on a straight-line basis over * years as to the PixTech Equipment) of PixTech Equipment during such quarter, until reduced to zero and/or such time as PixTech's obligations to repurchase PixTech Equipment have been fully discharged and/or released.

          4.3.4 In addition, and notwithstanding anything to the contrary, the Guaranty terminates when the amount drops below *, and/or when PixTech's repurchase obligations have been satisfactorily discharged/released.


          4.4    INSTALLATION AND QUALIFICATION OF EQUIPMENT.  The Equipment
                 -------------------------------------------
shall be delivered to and installed in Unipac's manufacturing facility in Hsin-Chu City, Taiwan pursuant to a mutually agreeable schedule. Unipac (i) shall supervise the vendor's delivery and installation of the Equipment; (ii) shall be responsible for Equipment hookup; (iii) shall supervise the vendor's start-up of the Equipment; and (iv) within a reasonable time period after delivery thereof shall determine to the satisfaction of the Pre-Production Steering Committee that the Equipment passes the objective quality and reliability tests set forth on Exhibit E or otherwise established by the Pre-Production Steering Committee ("Equipment Qualification"). Within * of each piece of Equipment's achievement of Equipment Qualification, the Pre-Production Steering Committee shall give written notice of the same to the parties hereto; provided, however, that final
                                                  --------  -------
acceptance of any piece of Equipment shall be the decision of the party owning such Equipment.

          4.5    MAINTENANCE; INSURANCE.  Unipac shall maintain the Equipment in
                 ----------------------
good functioning order with at least the same degree of care it would use to maintain its own key equipment. Unipac shall be responsible for the cost of any spare parts purchased for the Equipment. Unipac shall insure the Equipment for its full replacement cost with a reputable insurance company, provided that such insurance company must be approved by PixTech, which approval will not be unreasonably withheld. To the extent feasible under insurance practice and provided that doing so is not commercially impossible, such insurance shall list PixTech as a named insured on such policy, provided that PixTech shall bear any and all costs resulting from adding PixTech as a named insured. Unipac shall provide the Pre-Production Steering Committee proof of such insurance coverage with respect to each piece of Equipment prior to the applicable scheduled delivery date. Upon any insured loss to the Equipment, the insurance proceeds shall be applied exclusively to replace the equipment involved, and/or in the event of an insurable occurrence which results in termination, to discharge the repurchase obligations associated with the equipment involved under this Agreement.

          4.6    OBLIGATION TO REPURCHASE EQUIPMENT.  PixTech shall be
                 ----------------------------------
obligated to repurchase the FED Equipment and the PixTech LCD/FED Equipment pursuant to the terms of Sections 4.7 and 4.8 hereof. Without limiting the terms of those Sections, the parties generally contemplate that PixTech will be released from the obligations to repurchase as well as the Guaranty with respect to individual pieces of Equipment in the manner described below. Upon release of the repurchase obligation in the amount involved, all payments included by PixTech to request such release will not be eligible for calculation of and will not trigger any further releases under the terms of this Agreement.

          4.7    RELEASE OF GUARANTY AND PURCHASE BY UNIPAC OF PIXTECH'S LCD/FED
                 ---------------------------------------------------------------
EQUIPMENT.  During the Production Phase, and until PixTech is released from
---------
its Guarantees with respect to PixTech's LCD/FED Equipment, PixTech will keep an accurate written record and account of the amounts paid by it for purchases of FED Devices during such phase pursuant to Section 7.


*Confidential Treatment has been requested for marked portions of this agreement.

          4.7.1 When * of the cumulative amounts so paid equal the depreciated value of a piece of PixTech LCD/FED Equipment at the date of release as contemplated under this Agreement, (but no more than once each quarter) PixTech will send Unipac a written notice ("Release Notice") stating: (i) the applicable amount(s) which PixTech has paid, (ii) the amount which PixTech believes should be released for the PixTech LCD/FED Equipment involved, and (iii) stating that PixTech has reached a purchase volume sufficient to release the Guaranty with respect to the piece of PixTech LCD/FED Equipment involved.

          4.7.2 Within thirty (30) days of receipt of such notice: (i) Unipac shall send PixTech a written response describing in detail any objection to the Release Notice (in which case the parties will negotiate in good faith), and
(ii) subject to the accuracy of the statements made in such Release Notice, Unipac shall cooperate with PixTech to confirm in writing that the Guaranty associated with the specific piece of PixTech LCD/FED Equipment should be released.

          4.7.3 The parties will negotiate in good faith over an appropriate order of release for the Guarantees for such LCD/FED Equipment, provided that absent agreement to the contrary, PixTech shall send its notices under this
Section 4.7 and Unipac shall release individual items (or groups of items, where more practical) of LCD/FED Equipment in inverse order of costliness.

          4.7.4 In addition, upon expiration and/or termination of the Agreement for any reason other than a material breach under this Agreement by Unipac, *.

          4.7.5  Notwithstanding anything to the contrary, *.

          4.8    PURCHASE BY PIXTECH AND RELEASE OF UNIPAC FOR FED EQUIPMENT.
                 -----------------------------------------------------------
During the Production Phase, the Guaranty on the FED Equipment will decrease on a quarterly basis in an amount for each piece of equipment equal to the depreciation of that FED Equipment (calculated on a six year straight line basis).

          4.8.1 When the FED Equipment is fully depreciated, the Guaranty for such equipment will be zero and Unipac will transfer title to PixTech, provided that upon such transfer (i) PixTech will be responsible to pay for insurance on the FED Equipment involved, and (ii) so long as PixTech continues to request Unipac to manufacture FED Devices on behalf of PixTech, PixTech shall consent to Unipac's continued possession of such FED Equipment.

          4.8.2 Without limiting any of the above, following release of all repurchase/Guaranty obligations with respect to LCD/FED Equipment, the parties will negotiate in good faith over a mutually agreeable mechanism and procedure to release PixTech from its repurchase obligations with respect to FED Equipment, based on market conditions and receipt of written commitments for business and quantities from PixTech satisfactory to Unipac.

          4.8.3 Upon expiration and/or termination of the Agreement for any reason (including, without limitation, breach by Unipac), PixTech shall repurchase from Unipac all PixTech FED Equipment; provided however and notwithstanding anything to the contrary, if the Agreement is terminated as a result of a Material Breach by Unipac of the type described


*Confidential Treatment has been requested for marked portions of this agreement.

below during the first eighteen months after the Agreement is signed: (i) PixTech shall not be required to tender payment or take possession of such equipment as provided in Section 4.8.5 below; (ii) PixTech shall be relieved of its obligations to pay Foundry Service Fees under Section 4.12 with respect to such equipment for all periods following the date after which Unipac was last permitted to cure such breach under this Agreement; (iii) PixTech shall be relieved of its obligations to pay the applicable removal and shipping costs for such equipment.

          4.8.4 For purposes of this Section 4.8, a Material Breach by Unipac in the first eighteen months (following signature of this Agreement) shall be defined as any one or more of the following which occurs during that time and which is not cured within the period provided in the Agreement: (a) Unipac's expressed decision not to proceed with its obligations under the Agreement for reasons other than a material breach by PixTech, (b) Unipac's bankruptcy or failure to pay material debts when due in circumstances leading to a significant threat of bankruptcy and/or repossession of the Equipment, (c) the acquisition of all or substantially all of Unipac's business or assets by a third party not reasonably satisfactory to PixTech, (d) Unipac's failure to order agreed-upon equipment within fifteen (15) working days after receipt of the necessary written commitments and Guaranty(s) from PixTech, and/or (e) Unipac's failure within that first 18 months to begin the fabrication of at * of Cathode Plates, provided that Unipac need not begin production of any quantities not ordered by PixTech and provided further that this item (e) shall not form the basis for any Material Breach if necessary Equipment has not been acquired in adequate time for reasons due to PixTech. For purposes of this Section 4.8.4, unless otherwise agreed by the parties, each such lot will include a minimum of 8 Cathode Plates started.

          4.8.5 For purposes of Sections 4.7 and 4.8, PixTech will pay Unipac the Repurchase Price for PixTech Equipment within thirty days of receipt of an appropriate invoice. Upon such payment (together with payment for the reasonable removal and shipping costs involved, which removal and shipping costs will be capped at a maximum of * of the Original Purchase Price), Unipac will transfer ownership of such equipment to PixTech, and at PixTech's expense such equipment will be removed from Unipac's facilities and shipped or delivered in the manner requested by PixTech in writing. In addition, the Repurchase Price for any piece of PixTech Equipment shall not exceed the Guaranty amount associated with that piece of equipment (which must also be equal to the depreciated value of the piece of equipment involved) without PixTech's consent, provided however that this limitation on the Repurchase Price shall not apply to any Equipment during times when the total Guaranty is equal to or less than *.

          4.9    USE OF UNIPAC EQUIPMENT.  In addition to the Equipment to be
                 -----------------------
purchased hereunder, the FED Process Flows and Unipac Processes and all activities contemplated under this Agreement will require the use of equipment already owned by Unipac at the time of the signing of this Agreement and located at Unipac's manufacturing facility, which Unipac agrees to make available during the term of this Agreement for the purposes contemplated by this Agreement and on terms agreed by PixTech.

          4.10   PIXTECH EQUIPMENT TO BE USED ONLY ON PIXTECH'S BEHALF.  Any non
                 -----------------------------------------------------
de minimis use by Unipac of Equipment as to which an applicable PixTech Guarantee under this Agreement has not yet been released shall be subject to the following:
          (a) To the extent it involves more than * of the total use of such piece of PixTech FED Equipment in any quarterly period within the term of this Agreement when such equipment is so guaranteed, any Unipac use of such piece of FED Equipment (other than for maintenance, service, experimentation, development of FED fabrication techniques, and/or for the manufacture of FED Devices on behalf of PixTech, PixTech Industrial Partners or its Affiliates) for non-FED applications shall not be permitted except with prior written consent of PixTech.
          (b) To the extent it involves more than * of the total use of such piece of PixTech LCD/FED Equipment in any quarterly period within the term of this Agreement when


*Confidential Treatment has been requested for marked portions of this agreement.

such equipment is guaranteed by PixTech, any Unipac use of such piece of LCD/FED Equipment (other than for maintenance, service, experimentation, development of FED and/or LCD fabrication techniques and/or for the manufacture of FED Devices on behalf of PixTech, PixTech Industrial Partners or its Affiliates) shall not be permitted except with prior written consent of PixTech.
          (c) PixTech and Unipac will negotiate in good faith with respect to reasonable uses of Equipment beyond those expressly permitted under Sections 4.10(a) and 4.10(b).

          4.11   PURCHASE OF ADDITIONAL EQUIPMENT BY UNIPAC. Subject to Section
                 ------------------------------------------
4.1.4 and to market conditions which are satisfactory to both Unipac and to PixTech, and conditioned upon assurances and commitments from PixTech to Unipac for FED business sufficient to justify the investment and risks in a form and amount satisfactory to both Unipac and PixTech, Unipac and PixTech agree in principle that Unipac will obtain at its own expense additional equipment needed to expand the production capacity to meet PixTech's reasonable requirements during the Exclusivity Period pursuant to Section 6.1 of this Agreement.

          4.11.1 At least once every six (6) months, the Production Steering Committee shall evaluate the need for Unipac to purchase or dedicate additional equipment in order to meet PixTech capacity requirements.

          4.12   FOUNDRY SERVICE FEE.  In addition to and independently of the
                 -------------------
charges for FED Components and Devices under this Agreement, PixTech shall pay Unipac a mutually agreeable Foundry Service Fee on a * during the term of this Agreement commencing upon Equipment Qualification as described in Section 4.4 above.

          4.12.1 *.

          4.12.2 *.

          4.12.3 Unipac will invoice PixTech for the Foundry Service Fee as agreed between the parties during the second month of the quarter involved, and PixTech will pay those invoices within thirty (30) days of such invoices, pursuant to the terms of Section 7 of this Agreement.


     4.13 TAX CREDIT
          ----------

          4.13.1 *.

          4.13.2 *.

          4.13.3 *


*Confidential Treatment has been requested for marked portions of this agreement.

*.

     5.   THE PRODUCTION PHASE.
          --------------------

          5.1    COMMENCEMENT OF PRODUCTION PHASE.  Upon successful Process
                 --------------------------------
Qualification of those FED Processes listed on Exhibit B hereto and Product Qualification of those FED Components listed on Exhibit B hereto, the Pre-Production Steering Committee shall make a determination to commence production of the FE532M FED Product, upon which determination the Production Phase shall begin. It is the understanding of the parties that the Production Phase for monochrome FED Products may begin while color FED Products remain in the Pre-Production Phase.

          5.2    PRODUCTION STEERING COMMITTEE.
                 -----------------------------

          5.2.1 Prior to commencement of the Production Phase, the parties shall each appoint two technical representatives to a four-person steering committee which shall have primary responsibility for coordination of the parties' efforts during the Production Phase (the "Production Steering Committee"). A party may change an individual appointed by it to the Production Steering Committee upon written notice to the other party.

          5.2.2 The Production Steering Committee shall, in principle, meet no less often than once a calendar quarter during the Production Phase to review progress, make technical decisions, establish goals, and take such other actions as it has authority to take under this Agreement. All decisions of the Production Steering Committee shall be unanimous. If the Production Steering Committee is unable to reach a unanimous decision as to any matter subject to its authority, then the Production Steering Committee shall refer the matter to senior management of the parties for resolution pursuant to Section 14.2. The Production Steering Committee shall be responsible, among other things, to negotiate and agree on the Production Capacity forecast for the first twelve months of the Production Phase pursuant to Section 6.1a below.

          5.3    PRODUCT DESIGN.  PixTech shall have ultimate control over the
                 --------------
design of any FED Product PixTech requests Unipac to manufacture. Unipac shall cooperate with and assist PixTech in achieving compatibility between PixTech's designs and the FED Processes and Unipac Processes to be utilized in the manufacturing of the physical embodiment of such designs.

          5.4    MASK VENDORS.  PixTech shall choose one or more mask vendors
                 ------------
(the "Selected Mask Vendors") from a list provided by Unipac of mask vendors acceptable to Unipac. PixTech will provide the Selected Mask Vendors with the necessary information and materials with respect to the FED Components to be manufactured on behalf of PixTech pursuant to the terms of this Agreement. Unipac will also provide the Selected Mask Vendors with mask alignment and test structure databases with respect to such FED Components. Unipac will oversee the merging of the foregoing databases by the Selected Mask Vendors. PixTech shall bear the cost of creating the original Mask Work set with respect to each FED Component to be fabricated on behalf of PixTech under this Agreement, as well as any additional Mask Work sets needed due to changes required by PixTech, subject to its advance approval of such cost. Any other Mask Works for FED Components to be manufactured on behalf of PixTech under the terms of this Agreement will be arranged by Unipac under mutually acceptable procedures at the expense of Unipac.

          5.5    PROCESS QUALIFICATION.  All new FED Processes implemented
                 ---------------------
during the


*Confidential Treatment has been requested for marked portions of this agreement.

Production Phase shall be submitted to Process Qualification. In this regard, PixTech and Unipac shall agree upon a qualification plan for each new FED Process to be implemented, which shall include specific objective acceptance criteria therefor.

          5.6    PRODUCT QUALIFICATION.
                 ---------------------

                 5.6.1 Upon commencement of the Production Phase, PixTech and Unipac shall agree upon a qualification plan for each FED Product to be manufactured pursuant to this Agreement. Such plan will be made part of Exhibit D hereof and will address both Process Qualification and Product Qualification for such FED Product. As part of such qualification plan, PixTech and Unipac shall agree upon parametric and process flow Specifications prior to the production of any FED Product. Unipac will not modify the agreed-upon Specifications without the prior written consent of PixTech, which consent will not be unreasonably withheld, provided that PixTech shall have the final word as to any such modification.

                 5.6.2 Initially, to establish Unipac's production capability, upon receipt of a purchase order for the agreed-upon costs, Unipac will manufacture Prototypes in the quantities and under the schedule agreed between the parties in writing. PixTech will inspect and test Prototypes in accordance with the Specifications for such FED Product set forth in Exhibit D. PixTech will provide Unipac with the results of such inspection and testing in writing, accepting or rejecting the Prototypes within thirty (30) days of receipt. This Prototype development process will be repeated until PixTech accepts the Prototype or terminates development of the FED Product corresponding to the Prototype because the Production Steering Committee determines that such FED Product cannot be effectively produced.

                 5.6.3 Upon acceptance by PixTech of a Prototype, Unipac shall run, upon PixTech's request, a mutually agreed-upon number of qualification engineering lots of the FED Product using the same Mask Work set as the accepted Prototype, at a fee per lot to be agreed upon by the parties.

                 5.6.4 Prior to Product Qualification, PixTech may stop fabrication of any or all FED Products not yet qualified by providing written notice to Unipac. Unipac will stop fabrication upon completing the FED Process Flow at which fabrication is staged at the time notice is received. Provided that fabrication is stopped in a timely manner through no fault of Unipac, PixTech will pay Unipac for all FED Devices which were in such fabrication prior to receipt of such notice, with the amount of such payment calculated in the manner described in Section 6.7.2. Upon payment of such amount, at PixTech's request and expense, the FED Devices involved will be delivered to PixTech. The parties will work together to determine the best course of stopping production in accordance with good manufacturing practice in order to minimize waste.

                 5.6.5 Following acceptance of the Prototype for an FED Product, PixTech will promptly perform qualification tests in accordance with the Specifications for such FED Product set forth in Exhibit D. PixTech will promptly notify Unipac in writing of the achievement of Product Qualification, or the failure of such, for each specific FED Product. In the case of failure to achieve qualification, PixTech's written notice to Unipac shall specify the reasons for the failure. Both parties shall cooperate and exchange information in good faith in order to identify any causes of the failure(s) and to resolve any problems so identified.


     6.   MANUFACTURE AND SUPPLY OF FED DEVICES.
          -------------------------------------

          6.1    EXCLUSIVITY.  Subject to the terms and conditions of this
                 -----------
Agreement, and at PixTech's request in accordance with the terms hereof, Unipac shall manufacture for and sell to PixTech, and PixTech agrees to purchase exclusively from Unipac during the Exclusivity Period and non-exclusively for the remaining term of this Agreement, all of PixTech's requirements for FED Devices, manufactured by third parties, although Unipac understands and agrees that PixTech shall be able to manufacture FED Devices at facilities owned and operated by PixTech, PixTech Industrial Partners, or their respective Affiliates. Subject to the terms of this Agreement, Unipac shall use its best efforts to meet PixTech's demand for FED Devices ordered in accordance with the terms hereof.

          6.2    FORECASTS & MINIMUM COMMITMENTS
                 -------------------------------

                 6.2.1 Prior to the commencement of the Production Phase, the parties will negotiate and agree in writing upon Production Capacity for FED Devices for the first twelve months of production under the Agreement. Production Capacity will be described in terms of the number of Glass Plates started, on a month-by-month basis, or in such other manner as the parties may agree. As part of their negotiations over the first such Production Capacity forecast (the "First Agreed Forecast"), the parties will agree upon the Unipac Projected Capacity (as defined below), and the PixTech Forecast (as defined below) for the applicable months involved.

                 6.2.2 As a general matter, Production Capacity will have three components: Maximum Installed Capacity and Minimum Agreed Capacity, and Unipac Projected Capacity.
                 (a) "Maximum Installed Capacity:" will be negotiated by the parties based on Equipment capacity, and related productivity factors, as mutually determined by the parties.

                 (b) "Minimum Agreed Capacity:" will be that portion of the Maximum Installed Capacity the parties agree to allocate to PixTech for a given period of time. (As described below, the Minimum Agreed Capacity is the minimum quantity of substrate starts which Unipac will offer to PixTech under the terms of the agreed upon forecasting procedures).

                 (c) "Unipac Projected Capacity:" is that capacity which Unipac believes in good faith it will be able to offer to PixTech under the terms of the Agreement, provided however that this capacity in the First Agreed Forecast will be subject to mutual agreement, and in all subsequent forecasts this capacity must meet the minimum capacity requirements of paragraph 6.2.4 (b) below.

                 6.2.3  Adjustments to Production Capacity:

                 (a) The parties will review Production Capacity on a periodic basis, and upon mutual agreement, make appropriate adjustments to Maximum Installed Capacity and/or Minimum Agreed Capacity as follows:
                     (i) No more than once per quarter and upon written request from PixTech, the Production Steering Committee will consider whether the Maximum Installed Capacity should be adjusted.
                     (ii) The parties intend that Minimum Agreed Capacity should be subject to reasonable and mutually agreed increases on a periodic basis as appropriate based upon increases in Maximum Installed Capacity under then prevailing and reasonably anticipated production capabilities of the equipment.
                     (iii) Notwithstanding anything to the contrary, Unipac shall not be required to accept or offer any increase(s) in Minimum Agreed Capacity against its consent, which consent shall not be unreasonably withheld; and
                     (iv) Notwithstanding anything to the contrary, PixTech shall not be required to accept or agree to any decreases in the Minimum Agreed Capacity against its consent, which consent shall not be unreasonably withheld.
                 (b) Without limiting the foregoing, and unless otherwise agreed, within six months of the beginning of the Production Phase, the parties shall negotiate and agree upon a mutually agreeable minimum percentage ("Minimum Capacity Percentage") of the Maximum Installed Capacity. Thereafter, the parties intend that the Minimum Agreed Capacity will not be set at less than the Minimum Capacity Percentage of the Maximum Installed

Capacity without the prior consent of PixTech.

          6.2.4 Within the last ten days of the first and each subsequent month following agreement on the First Agreed Forecast on a month-by-month basis during the term of this Agreement, Unipac will provide (by facsimile, e-mail and/or other mutually agreeable method) written twelve month rolling forecasts of Unipac Projected Capacity (each a "Unipac Projected Capacity Forecast"), provided that:
          (a) the Glass Plate start quantity of each such forecast for months 1 to 11 of such forecast shall be equal to or greater than the amount in the most recently agreed written forecast for the corresponding month involved;
          (b) the Glass Plate start quantity of each such forecast for the twelfth month out will be equal to or greater than the Minimum Agreed Capacity for that month; and
          (c) other than as expressly provided under the terms of this Agreement, including but not limited to Unipac's commitment to provide the capacities described pursuant to Sections 6.2.1 and 6.2.8(a) & (b), and Unipac's commitment to deliver pursuant to PixTech Forecasts accepted pursuant to the terms of this Agreement, Unipac's Projected Capacity Forecasts will not be commitments or representations that Unipac will achieve the quantities stated, but will be Unipac's best estimates of the quantities involved.

          6.2.5 Within fourteen calendar days of receipt of each Unipac Projected Capacity Forecast under Section 6.2.4 above during the term of this Agreement, PixTech will provide to Unipac (by facsimile, e-mail and/or other mutually agreeable method) a written rolling forecast of its substrate and other FED devices capacity requirements from Unipac for the next twelve full calendar months ("PixTech Forecast").

          6.2.6 Each such PixTech Forecast shall show the quantity of substrate starts and shall include the specific technology for the substrates listed. PixTech shall make good faith efforts to ensure that all such forecasts are reasonable estimates of its anticipated needs for FED Devices from Unipac and to order from Unipac those quantities as forecasted. Subject to this and the other obligations under this Agreement, and except as expressly stated in this Section 6.2, all such forecasts (and any responses to them) will be for planning purposes only, and will not otherwise create any obligation to purchase and/or sell FED Devices.

          6.2.7 Each such twelve months substrate start requirements forecast shall constitute a commitment by PixTech to purchase a minimum of the following percentages of the amounts indicated in the forecast:

=====================================================================================================
                             1st &          3rd              4th           5th          7th
Month in the forecast        2nd            month of         month of      & 6th        and later
                             months         forecast         forecast      months       months
-----------------------------------------------------------------------------------------------------
Minimum percentage
commitment for amounts        *                *                 *            *             *
forecast for that month
=====================================================================================================

          6.2.8 Unipac shall provide a written response to each such PixTech Forecast within five (5) working days of Unipac's receipt of such forecast. Subject to the terms of and PixTech's compliance with this Agreement, Unipac shall accept any and all PixTech Forecasts following the First Agreed Forecast as follows:

          (a) Unipac shall accept quantities forecast for months 1 through 11 respectively that do not exceed * of the amounts forecast for those respective months in the last mutually agreed-upon forecast; and

          (b) Unipac shall accept quantities forecast for month 12 that do not exceed the capacity offered by Unipac for such month in its then most current Unipac Projected Capacity Forecast; and

          (c) Subject to the other terms of this Agreement, Unipac's response may accept and/or reject in whole or in part any additional forecast quantities for those months; and
          (d) Unless PixTech objects in writing within five (5) business days of such written notification, each such written notification will become an "Agreed-Upon Forecast."

          6.2.9 The parties anticipate that on a mutually agreed schedule, they will shift to a ordering and pricing scheme based on the number of devices rather than on the number of Glass Plates. Prior to any change to such an ordering by device basis, the parties will negotiate in good faith and agree upon a device-based forecasting and ordering system, including commitments which are stated on a device basis, all in a manner consistent with the principles outlined in this Agreement. The Pre-Production Committee shall negotiate in good faith to set or establish a mutually agreeable milestone for the shift contemplated in this Section 6.2.9.

          6.2.10 Subject to Section 6.15 of this Agreement, to the extent that any PixTech Forecast pursuant to this Section fails to forecast the full "Unipac Projected Capacity Forecast" during any one or more of the first twelve months of such forecast: (i) by sending prompt written notice of the amount involved to PixTech, Unipac shall be entitled in its sole and complete discretion to enter commitments with PixTech Industrial Partners and/or their Affiliates pursuant to the terms of this Agreement for such capacity for the applicable months and in the amounts not so exercised, and (ii) PixTech will not have the right to require Unipac to provide that unexercised capacity to PixTech in the
month(s) involved.   Notwithstanding anything to the contrary, Unipac may not
offer FED capacity to PixTech Industrial Partners and/or their Affiliates during the term of this Agreement unless it has first offered such capacity to PixTech in writing (whether through the forecasting procedures outlined above or otherwise), and PixTech has declined to enter into binding orders for such capacity within thirty days after Unipac's offer.

          6.3    SECOND SOURCES OF SUPPLY.
                 ------------------------

          6.3.1 With respect to FED Devices which have been qualified pursuant to the terms of this Agreement, in the event that Unipac is unable or unwilling to supply all of PixTech's requirements for such FED Devices provided by third parties pursuant to PixTech


*Confidential Treatment has been requested for marked portions of this agreement.

purchase orders for a period of ninety (90) days or more, PixTech shall be free, upon thirty (30) days' written notice to Unipac, to grant a non-exclusive manufacturing license to a third party and to purchase from such third party any or all of its requirements for such FED Devices, unless such inability or unwillingness to supply is cured prior to the expiration of the notice period, provided however that no such event shall eliminate or reduce PixTech's obligations with respect to: (i) forecasts and/or purchase orders sent to Unipac prior to such written thirty (30) days notice, and/or (ii) guarantees with respect to equipment. Notwithstanding anything to the contrary, PixTech shall not be permitted to grant such a license for any second source during the term of this Agreement without first offering Unipac (in writing) the opportunity and right of first refusal to manufacture the quantities and products involved, and, thereafter such second source rights shall extend only to such products, such quantities and under the terms (including without limitation, any terms with respect to investment in equipment) as to which Unipac was provided such an opportunity, with the understanding that if PixTech secures from the second source terms more favorable to PixTech than those in the written offer of first refusal, PixTech shall be deemed to have satisfied the requirements of a written offer of first refusal for the terms involved.

          6.3.2 Upon a material breach by Unipac under this Agreement as well as after expiration of this Agreement by mutual consent and/or upon termination due to force majeure, Unipac will permit reasonable licensing to enable PixTech to exercise PixTech's "have made" rights under the Agreement with manufacture of FED Devices on behalf of PixTech through a second source as follows:

          (a) with respect to Unipac Technology, only to the extent such Unipac Technology was used by Unipac during the term of this Agreement for the manufacture of FED Devices (other than for experimental and/or pre-qualification purposes) on behalf of PixTech prior to such breach; and
          (b) with respect to Type 2 and Type 3 Improvements, solely in the manner described in Section 9.3; and
          (c) such second source license will be subject to the non-disclosure obligations of this Agreement; and
          (d) such second source license shall be for the sole and limited purpose of manufacturing FED Devices for sale to PixTech, and for no other purpose whatsoever; and
          (e) upon request of PixTech, Unipac shall make available to PixTech under the non-disclosure obligations of this Agreement, the equipment list, process recipes and runsheets used by Unipac for the manufacture of FED Devices on behalf of PixTech. Upon tender to PixTech of such materials, Unipac shall not have any obligation to train or provide information to any second source, or to assist in transferring processes, recipes, techniques, knowledge and/or know-how to any second source in any fashion whatsoever.

          6.3.3 To the extent any Industrial Partner uses Unipac as a manufacturer of FED Devices during the term of this Agreement, and this Agreement is terminated due to material breach by Unipac, as well as upon termination of this Agreement by mutual consent and/or due to force majeure,
                                                              --------------
Unipac shall grant such Industrial Partner rights substantially equivalent to those granted to PixTech under Section 6.3.2 above.

          6.3.4 For purposes of this Section 6.4, any failure by Unipac, for reasons within its reasonable control, to deliver FED Devices during the Production Phase of such devices in the quantities and under the terms which Unipac committed to produce on behalf of PixTech under this Agreement shall be considered a material breach, unless the quantities involved are not material, and/or the failure is cured within the period allowed under this Agreement.

          6.3.5 Notwithstanding anything to the contrary, Unipac's obligations and PixTech's rights under this Section 6.3 shall be subject to full compliance with all of PixTech's obligations with respect to Equipment, including but not limited to those under Section 4.2.1.

          6.4    [DELETED]__

          6.5    RESTRICTIONS ON UNIPAC COMPETITION.
                 ----------------------------------

          6.5.1 During the Exclusivity Period, and except as expressly permitted under the terms of this Agreement, Unipac will manufacture FED Modules and Glass Plates exclusively on behalf of PixTech as and when PixTech may order the same pursuant to the terms and conditions of this Agreement.
Notwithstanding anything to the contrary, and within the scope of this Agreement, Unipac shall be permitted to conduct experiments and internal evaluations in Unipac facilities with respect to FED Devices and processes to fabricate them without any violation of any obligations under this Agreement so long as such activities do not reveal or disclose PixTech Confidential Information in a manner prohibited under this Agreement.

          6.5.2 Unipac further agrees that it will not use PixTech Confidential Information and/or PixTech Patents to fabricate any FED Device, whether for itself, or any person other than PixTech (or any PixTech Industrial Partner, and/or one or more of their Affiliates), without PixTech's prior written permission, provided that nothing in this Section 6.5.2 shall restrict Unipac with respect to experiments and/or evaluations so long as such activities do not reveal or disclose PixTech Confidential Information in a manner prohibited under this Agreement.

          6.5.3 Without limiting the foregoing, Unipac shall not enter into any commitment to supply any Industrial Partner with production quantities of FED Devices during the Exclusivity Period without PixTech's prior consent, which consent shall not be unreasonably withheld. Nothing in this Agreement shall prohibit Unipac from running experimental and/or qualification lots for Industrial Partners during the Exclusivity Period to the extent the capacity for such lots was previously offered to PixTech in writing, and PixTech failed to enter into written commitments for such capacity within thirty days of such offer.

          6.5.4 Following the Exclusivity Period, and during the term of this Agreement, Unipac shall have the right to enter into commitments to supply any and all Industrial Partners with FED Devices in production quantities to the extent the capacity involved: (i) was first offered to PixTech pursuant to Unipac Projected Capacity Forecasts and (ii) PixTech did not include such capacity for the month involved in the corresponding PixTech Forecast.

          6.5.5 Notwithstanding anything to the contrary, and subject to full compliance with all PixTech obligations under this Agreement, * after the termination of this Agreement (for reasons other than a material breach by PixTech during the first twelve months after signing this Agreement), whichever is later, Unipac shall not manufacture FED Devices for any person or entity other than PixTech and/or Industrial Partners, provided however that this
Section 6.5.5 shall have no effect and shall immediately terminate upon PixTech's failure to cure any material breach by PixTech under this Agreement within the time period allowed. For purposes of enforceability under Calif. Business and Professions Code 16600, the parties agree that this Section 6.5.5 is necessary to protect the trade secrets of PixTech, whether or not constituting and/or designated as Confidential Information under this Agreement.

          6.5.6 This Section 6.5 (and its subparts) shall survive any termination or expiration of this Agreement, provided however that notwithstanding anything to the contrary: (i) nothing in this Agreement other than expressly stated in this Section 6.5 shall restrict or limit Unipac as to information obtained independently of PixTech and/or as to Unipac's use of such information for any and all purposes, and (ii) nothing in this Agreement other than as expressly stated in this Section 6.5 shall limit or restrict Unipac with respect to integrated circuits (including without limitation design, manufacture and/or sale of such items).


*Confidential Treatment has been requested for marked portions of this agreement.

          6.5.7 Notwithstanding anything to the contrary, upon written notice from PixTech at least sixty days in advance, and not more than once annually, during the period ending *, Unipac shall provide a mutually agreeable expert (who will be selected by the parties within six months of the signing of this Agreement and who must agree in writing not to disclose any Unipac Confidential Information to anyone) reasonable access to Unipac's facilities used to manufacture FED devices in order to assess Unipac's compliance with Unipac's obligations under this Section 6.5. Within thirty days of the access, the expert will send a written report to the parties stating that there are no areas of concern, or, listing any areas of concern (but not revealing any Unipac Confidential Information). Senior management of the parties will meet to attempt in good faith to resolve any issues so identified within thirty days of such a report.

          6.6    RESERVED CAPACITY; MINIMUM LOAD.  Without limiting and/or
                 -------------------------------
altering anything in Sections 6.2 and/or 6.3, as soon as practicable after the execution of this Agreement, the parties shall commit in writing to (i) maximum production capacity for the following twelve-month period to be reserved by Unipac for fabrication of FED Devices hereunder; and (ii) minimum monthly loading for the same twelve-month period, which PixTech shall use best efforts to fulfill.

          6.7    ORDERS.
                 ------

                 6.7.1 PixTech shall place each purchase order with Unipac for FED Devices to be delivered hereunder at least 100 days prior to the delivery date specified in each respective order. All such orders shall be in writing and in quantities and with delivery and pricing terms as otherwise required under this Agreement, and Unipac may reject any order which does not comply, provided however that no such rejection shall be effective unless made in a writing delivered to PixTech within ten (10) business days of Unipac's receipt of the purchase order involved. The terms and conditions of this Agreement shall control as to a particular order unless otherwise agreed to in writing by the parties.

                 6.7.2 If PixTech cancels a firm order for any reason other than Unipac's failure to deliver the same by the required date or in the event of failure of the items involved to meet applicable Specifications, PixTech shall pay in full and complete satisfaction of any claim arising in connection therewith a cancellation charge equal to:

          (% of processing completed) x (total price to be paid for goods if delivered)

unless the parties mutually agree to reschedule the order, in which case all claims for cancellation shall be as negotiated between the parties. Any subsequent cancellation of rescheduled orders shall be handled in accordance with this Section 6.7.2.

          6.8  REJECTED GOODS/SHORTAGES.  Within 30 days of Unipac's delivery
               ------------------------
to the carrier (the "Inspection Period") in accordance with the purchase order involved, PixTech shall inspect all FED Devices delivered under this Agreement pursuant to MilStd.105 or such other sampling and inspection methodology and procedures as may be agreed upon by the parties. Written results of such inspection shall be promptly sent to Unipac. Without limiting the foregoing, in accordance with the acceptance provisions of this Section 6.8: (i) PixTech shall promptly notify Unipac in writing with respect to any claim that an FED Device fails to meet Specifications, and (ii) PixTech shall notify Unipac in writing with respect to any shortage in quantity of any shipment of FED Devices within ten (10) business days of receipt of such FED Devices.

          6.8.1 PixTech and Unipac recognize that it may not be possible for PixTech to inspect 100% of the quantities delivered within the Inspection Period, and that PixTech will be relying upon commercially reasonable sampling techniques for inspections within the Inspection Period. Accordingly, and without limiting and in addition to the remedies and


*Confidential Treatment has been requested for marked portions of this agreement.

obligations of Sections 8.3 and 12, PixTech may, under commercially reasonable reject procedures, reject an entire lot in the delivery involved if, within the Inspection Period, such samples of the items involved show a commercially unacceptable number of defects and/or deviations from the requirements of this Agreement, provided however that PixTech must notify Unipac of any such rejection promptly, and in any event no later than three (3) business days of the end of the Inspection Period. For purposes of this Section 6.8.1, a "commercially unacceptable number of defects and/or deviations shall mean that number as agreed in writing between the parties, and "commercially reasonable reject procedures" shall mean those agreed in writing between the parties.

          6.8.2 In the event of a proper notice of rejection or shortage in delivery: (i) Unipac shall replace the properly rejected FED Devices or make up the noticed shortage within seven (7) business days of such notification if replacement stock or WIP is available, and in any case as soon as reasonably possible after receiving such notice, at no additional cost to PixTech, and (ii) Unipac shall make arrangements with PixTech for the return of any properly rejected FED Devices pursuant to the provisions of Section 12.2.

          6.8.3 None of the provisions of this Section 6.8 (or of any of its subparts) shall apply to any FED Device damaged after Unipac's proper tender to the carrier in accordance with the requirements of this Agreement.

          6.9    [DELETED]__

          6.10   MODIFICATIONS; CHANGES; SUBSTITUTIONS.
                 -------------------------------------

                 6.10.1 If, during the term of this Agreement, PixTech determines that modifications to the Specifications are required for any FED Device, including but not limited to modifications to mask tooling, processes, or testing procedures, Unipac agrees to make such modifications with respect to items to be delivered to PixTech within a commercially reasonable period of time after (i) PixTech requests such modifications in writing and (ii) the parties agree upon associated charges, provided however that no such request can expand or increase PixTech's rights with respect to Type 2 and/or 3 Improvements under
Section 9.3. The parties will negotiate retooling costs, adjustments to prices and delivery schedules if the parties determine in good faith that such adjustments are warranted by the modifications.

                 6.10.2 If Unipac proposes to make any material change in manufacturing processes with respect to FED Devices that might affect the performance, yield, and/or physical structure of such items to be delivered to PixTech, Unipac shall notify PixTech in writing of each such change at least ninety (90) days in advance of the implementation thereof, to allow PixTech to impose revised Process Qualification and Product Qualification requirements with respect thereto. In any case, Unipac shall not change the specified materials or processes used in the manufacture of FED Devices to be delivered to PixTech without the prior written consent of PixTech, which consent shall not be unreasonably withheld, provided however that PixTech shall have the final say with respect to such proposed changes.

                 6.10.3 At any time, and subject to (i) the terms and conditions of this Agreement, and (ii) the availability of adequate masks and supplies, and
(iii) production status and requirements, PixTech may add or substitute types of FED Products for current production, provided that (a) the additional or substitute FED Devices have been qualified and are to be fabricated using the same FED Process Flows and (b) the total quantities of substrates to be processed do not exceed those agreed upon pursuant to the applicable forecast and/or order, unless Unipac agrees otherwise.

          6.11   PARAMETRICAL FAILURE.  If any FED Devices fail to meet agreed-
                 --------------------
upon parametrical Specifications and in PixTech's reasonable opinion such failure is material, PixTech may give written notice to Unipac to stop fabrication of such FED Devices, specifying in such notice the failure involved and any substantiating data. If Unipac is unable to correct such failures within a commercially reasonable time, PixTech may, by written notice to Unipac, cancel its outstanding orders of the specific FED Devices involved in the failure, provided that Unipac shall be entitled to compensation for all substrates and items processed in accordance with the agreed upon Specifications prior to such notice pursuant to Section 6.7.2.

          6.12   PRODUCTION REPORTS; PROCESS CONTROL.
                 -----------------------------------

                 6.12.1 Unless otherwise agreed upon, Unipac shall provide PixTech with weekly work-in-process reports with respect to the status of substrates for FED Products under production on behalf of PixTech, the detailed content of such reports to be established by the Production Steering Committee.

                 6.12.2 To enable PixTech to track process control in connection with FED Products under production on behalf of PixTech, Unipac shall provide PixTech at least quarterly with data summarizing agreed upon information with respect to the manufacturing process, consistent with Unipac's data collection and control procedures. The detailed content of such data shall be as established by the Production Steering Committee.

                 6.12.3 PixTech shall be provided agreed upon access to the computer database maintained by Unipac for purposes of the above reporting requirements, but such access shall be limited to information reasonably related to production hereunder on behalf of PixTech.

          6.13   ON-SITE INSPECTION AND VENDOR INFORMATION.  In addition to the
                 -----------------------------------------
inspection rights under Paragraph 3.5.2, during the term of this Agreement in which Unipac is manufacturing FED Devices on behalf of PixTech, representatives of PixTech (and, subject to adequate assurances of confidentiality reasonably satisfactory to Unipac, designees of those who provided financing for PixTech Equipment and/or of customers for items fabricated by Unipac on behalf of PixTech under this Agreement) shall have the right to inspect those areas of Unipac's facilities assigned to manufacturing and testing FED Devices for delivery to PixTech, during normal working hours and upon reasonable advance notice to Unipac, for commercially reasonable purposes, provided however that all such inspections shall be limited to the areas and information reasonably related to the specific purpose, and shall be subject to standard customs, practices and precautions with respect to safety, confidentiality, environmental protection, and production control.

          6.14   BOOK OF ACCOUNTS.  Subject to mutual agreement on the terms of
                 ----------------
Exhibit F in a manner which contemplates the exchange of such information, and upon the request of either party during the term of this Agreement, PixTech and Unipac shall share relevant cost block information to the extent reasonably related to the items produced on behalf of PixTech under this Agreement (or to any products in which such items are placed) in a mutually agreeable manner. In addition, at PixTech's request, Unipac shall permit an independent certified public accountant selected by PixTech (except one to whom Unipac has some reasonable objection) to have access once each year during ordinary business hours to such records of Unipac as may be necessary to verify, for any six-month period ending not more than two (2) years prior to the date of such request, Unipac's pricing obligations under this Agreement. Such inspection shall be at PixTech's expense, and will be subject to the confidentiality obligations of this Agreement. If such audit reveals overcharges in excess of five percent (5%) of total billings for that six-month period, Unipac shall reimburse PixTech for the expenses of such audit, in addition to refunding amounts overcharged with interest at a rate of one percent (1%) per month from the date such excess amounts were paid by PixTech.

          6.15   MANUFACTURE AND SALE TO PIXTECH INDUSTRIAL PARTNERS.  Unipac
                 ---------------------------------------------------
may manufacture and sell FED Devices to PixTech Industrial Partners, former PixTech Industrial

Partners which are still licensees of PixTech Technology, and their respective Affiliates, pursuant to the following terms and conditions:

          6.15.1 If PixTech provides Unipac with written notice that the license of a PixTech Industrial Partner or former PixTech Industrial Partner under the PixTech Technology has been terminated for any reason, and upon adequate indemnification from PixTech for any claims of wrongful termination and/or interruption in supply, Unipac must discontinue manufacturing FED Devices on behalf of such PixTech Industrial Partner, former PixTech Industrial Partner, or Affiliate thereof, provided however that Unipac shall be entitled to continue manufacture of and/or to ship items started prior to such notice, and Unipac and PixTech will cooperate in good faith to minimize the costs and expenses to Unipac with respect to such notification and/or termination.

          6.15.2 Notwithstanding anything to the contrary, Unipac may manufacture and/or sell FED Devices to PixTech Industrial Partners and/or to any of their respective Affiliates without the prior written consent of PixTech, as provided above in Section 6.5.

          6.15.3 Unipac agrees that the prices charged PixTech for any FED Devices shall be adjusted from time to time so that such prices on a month by month basis are never higher than the most favorable prices charged by Unipac during the month involved for comparable FED Devices made by Unipac with comparable FED Processes to such PixTech Industrial Partner, former PixTech Industrial Partner, or respective Affiliate thereof.

          6.15.5 Notwithstanding anything to the contrary, nothing in this Agreement shall in any way limit or restrict Unipac's activities with respect to integrated circuit design, manufacture and/or sale (regardless of the intended use and/or application of the circuits involved).

          6.16   MOST FAVORED UMC CUSTOMER STATUS.  During the term of this
                 --------------------------------
Agreement, Unipac shall use its best efforts to enable PixTech to receive from United Microelectronics Corporation ("UMC") the same level of services provided to UMC's most favored foundry customers.


     7.   PAYMENT; PRICING.
          ----------------

          7.1    TERMS OF PAYMENT.  Subject to prior agreement by the parties on
                 ----------------
the specifics of Exhibit F, PixTech shall pay Unipac in accordance with the formula set forth in Exhibit F no later than * after PixTech's receipt of an invoice for the amount involved. Notwithstanding anything to the contrary, Unipac shall not be required to extend credit to PixTech or to sell FED Devices under circumstances in which the unpaid obligation of PixTech to Unipac exceeds *, provided however that this second sentence of Section 7.1 shall not apply to any order which is fully secured by an irrevocable Letter of Credit in Unipac's favor with terms which are commercially acceptable within the standard of the industry.

          7.2    MANNER OF PAYMENT.  All payments due to Unipac under this
                 -----------------
Agreement shall be payable in U.S. dollars pursuant to wire transfer to a bank account designated in writing by Unipac, or as otherwise directed by Unipac.

          7.3    ANNUAL ADJUSTMENT OF PRICING FORMULA.  The pricing formula set
                 ------------------------------------
forth in Exhibit F shall be renegotiated on at least an annual basis to reflect changes in market conditions, profitability, production costs, and/or other relevant considerations expected by the parties.

          7.4    CUSTOMS DUTIES, TAXES, ETC.  Prices calculated according to
                 ---------------------------
the


*Confidential Treatment has been requested for marked portions of this agreement.

formula set forth in Exhibit F do not include customs duties, sales, use, excise, or similar taxes. To the extent not resolved by delivery "*, carrier to PixTech's choice," all other customs duties, taxes or any similar charges imposed by the government of the Republic of China shall be prepaid by Unipac prior to shipping. Customs duties, taxes or any similar charges imposed by the government of France or by any other jurisdiction shall be prepaid by PixTech prior to shipping.

          7.5    PRICING PHILOSOPHY  *.
                 ------------------


*Confidential Treatment has been requested for marked portions of this agreement.

     8.   SHIPMENT; TITLE AND RISK OF LOSS.
          --------------------------------

          8.1    SHIPPING STANDARDS.  All FED Devices to be delivered to PixTech
                 ------------------
under this Agreement shall be packed, marked, and tendered by Unipac to a carrier approved in advance by PixTech according to current industry standard practices concerning care for transportation of display devices. FED Devices to be delivered to PixTech under this Agreement will be accompanied by the following information, as appropriate: (i) purchase order number; (ii) product type; (iii) lot number; (iv) quantity; and (v) inspection or test results, if applicable pursuant to Section 5.5. Deliveries may be made in installments upon mutual agreement of the parties. Any partial shipments shall be billed as made.

          8.2    TITLE; RISK OF LOSS.  Unless otherwise agreed to in writing by
                 -------------------
the parties, title, liability, and risk of loss or damage to the FED Devices to be delivered to PixTech under this Agreement shall be *, with the F.O.B. point effective upon Unipac's tender of the items involved to the carrier approved in advance by PixTech. Any loss or damage thereafter shall not relieve PixTech of its obligations pursuant to the other terms of this Agreement. Unipac shall use best efforts to assist PixTech in connection with any claims against the carrier for damage to Unipac supplied FED Devices during shipment.

          8.3    DEFAULT OR DELAY IN SHIPMENT.  Default or delay by Unipac in
                 ----------------------------
shipping or delivering the whole or any part or installment of FED Devices under a purchase order from PixTech under this Agreement shall not affect any other portion of such shipment or delivery nor shall it affect any other purchase order between Unipac and PixTech; provided, however, and subject to the other
                                  --------  -------
terms of this Section 8.3, if delivery by Unipac of an order or portion thereof is delayed by more than * from the specified date of delivery for reasons within the reasonable control of Unipac, Unipac shall be penalized by reduction of the price to PixTech of such order or portion thereof by the applicable Weekly Delay Percentage for each additional week that such order or portion thereof is delayed, to a maximum penalty equal to the Maximum Delay Percentage reduction in such price. In the event that only a portion of an order is delayed, the reduction of this Section 8.3 shall only apply to the delayed portion.

          8.3.1 For purposes of this Section 8.3: (i) the Weekly Delay Percentage for a particular FED Device shall be *.

          8.3.2 Subject to Section 15.3, if delivery by Unipac of an order or portion of an order for FED Devices under this Agreement is delayed by more than
* from the agreed date of delivery, PixTech shall have the right, at its option, to cancel the corresponding order or portion without liability to Unipac for such cancellation, provided that PixTech shall be obligated to pay for any quantities delivered and/or accepted by PixTech in accordance with the terms of this Agreement.


     9.   PROPRIETARY RIGHTS; NONDISCLOSURE AND CONFIDENTIALITY OBLIGATIONS.
          -----------------------------------------------------------------

          9.1    OWNERSHIP OF AND RIGHTS IN TECHNOLOGY.
                 -------------------------------------

                 9.1.1 Unipac acknowledges that as between PixTech and Unipac, nothing in this Agreement grants Unipac any rights with respect to PixTech Intellectual Property Rights other than as expressly stated; there are no implied licenses or rights with respect to such matters.


*Confidential Treatment has been requested for marked portions of this agreement.

                 9.1.2 PixTech acknowledges that as between Unipac and PixTech, nothing in this Agreement grants PixTech any rights with respect to Unipac Intellectual Property Rights other than as expressly stated; there are no implied licenses or rights with respect to such matters.

                 9.1.3 Subject to the limitations under this Agreement concerning second sourcing, during the term of and subject to the terms of this Agreement, Unipac hereby grants to PixTech a non-exclusive, personal, nontransferable, fully paid-up, * right and license to use the Unipac Technology in connection with PixTech's manufacture of FED Devices at PixTech's Montpellier, France, facilities and other PixTech facilities under PixTech's control, provided however that PixTech's rights under this Section 9.1.3 shall extend only to Unipac Technology used by Unipac to produce production FED Devices manufactured on behalf of PixTech under this Agreement, and provided further that all licenses under this Section 9.1.3 concerning Type 2 and/or Type 3 Improvements will be governed by and subject to Section 9.3 below.

                 9.1.4 Unipac agrees to affix PixTech's trademarks and other proprietary marks as directed by PixTech to all FED Products manufactured for PixTech or its Affiliates. Unipac shall not affix its own trademarks, other proprietary marks, or company address to any FED Products manufactured for PixTech or its Affiliates. Notwithstanding anything to the contrary, nothing in this Agreement shall limit Unipac from entering into arrangements with PixTech Industrial Partners or their Affiliates with respect to trademarks, other proprietary marks, or company addresses of such PixTech Industrial Partners and/or Affiliates.

                 9.1.5 Nothing in this Agreement grants or extends any rights to PixTech with respect to and/or under any Unipac trademarks, proprietary marks and/or company addresses.

          9.2    OWNERSHIP OF AND RIGHTS IN MASK WORKS.  Unipac acknowledges and
                 -------------------------------------
agrees that the physical medium upon which reside all Mask Works generated by Unipac in its performance under this Agreement shall be the property of PixTech and/or of the PixTech Industrial Partner (or the Affiliate) who ordered and/or arranged for such Mask Works. Possession of the physical embodiments of Mask Works shall not be deemed to give Unipac any Intellectual Property Rights in any PixTech Technology, even though PixTech Technology may be incorporated in such physical embodiments of such Mask Works. Unipac agrees that such physical embodiments of Mask Works created by Unipac in performance of this Agreement shall not be disclosed by Unipac to any third party for any purpose or used by Unipac for any purpose other than in performance of its obligations hereunder during the term of this Agreement or thereafter. Upon written request from PixTech, upon termination or expiration of this Agreement, unless otherwise provided herein, Unipac agrees to send such Mask Works to PixTech and/or the PixTech Industrial Partner or Affiliate (as appropriate) or to destroy all such Mask Works and to notify the owner of such Mask Work in writing that such destruction has occurred.


          9.3    DEFINITION AND OWNERSHIP OF AND RIGHTS IN IMPROVEMENTS.
                 ------------------------------------------------------

          9.3.1  TYPE 1 IMPROVEMENTS are Improvements which are based on use of
(i) valid PixTech patents (including pending applications) and/or (ii) PixTech Confidential Information ("PixTech Technology"). There are two subtypes of Type 1 Improvements:

          (a) TYPE 1A IMPROVEMENTS are Type 1 Improvements made and/or conceived by PixTech. Type 1a Improvements will be licensed to Unipac * :
(i) for LCD (including TFT) applications for all purposes and (ii) for fabricating FED Devices for PixTech and Industrial Partners.
          (b)    TYPE 1B IMPROVEMENTS are Type 1 Improvements made and/or con-


*Confidential Treatment has been requested for marked portions of this agreement.

ceived by Unipac. Type 1b Improvements will be licensed to PixTech and to PixTech's Industrial Partners * but only for FED applications on behalf of PixTech and/or such Industrial Partners, respectively, provided however that no such license shall be granted to any "have made" or "second" source of PixTech or of such Industrial Partners unless Unipac has first been offered (in writing) a reasonable right of first refusal to supply the FED products to be made, and under no circumstances shall such Type 1b Improvements be disclosed in a manner which impairs and/or destroys any confidentiality involved.

          9.3.2 Notwithstanding anything to the contrary, Type 1b Improvements and/or "PixTech Technology" shall not include any Improvement based on PixTech Confidential Information to the extent the underlying confidential information and/or matter involved at the time of the proposed use or disclosure: (i) is no longer confidential (through no breach of confidentiality by Unipac, its employees or representatives with respect to such information) and (ii) is not
                                                               ---
within the scope of any valid claim of any PixTech Patent and/or pending application for such a PixTech Patent.

          9.3.3 TYPE 2 IMPROVEMENTS are those (i) made by Unipac based on Unipac Technology and (ii) used by Unipac for FED Devices (other than for experimental and/or pre-qualification purposes) delivered to PixTech during the term of the Agreement. Type 2 Improvements will be licensed as follows:

          (a) to PixTech * solely for FED applications on behalf of PixTech, provided that such license to PixTech shall not extend to any products and/or devices as to which PixTech did not first offer Unipac (in writing) the opportunity and right of first refusal to manufacture the quantities and products involved, and, thereafter shall extend only to such products, and such quantities and under the terms (including without limitation any such terms involving investment in and/or purchase or acquisition of equipment) as to which Unipac was provided such an opportunity (it being expressly understood that if PixTech received terms more favorable to PixTech from a third party with respect to such quantities and products, PixTech will be deemed to have satisfied the written offer of first refusal for such quantities and products under this
Section 9.3.3(a)); and

          (b) to PixTech Industrial Partners * solely for FED applications on behalf of the individual Industrial Partner holding the license to such Type 2 Improvements, provided however that such license to any Industrial Partner for Type 2 Improvements:

          (i) shall not extend to any products and/or devices as to which such Partner did not first offer Unipac (in writing) the opportunity and right of first refusal to manufacture the quantities and products involved, and

          (ii) shall not extend to any products and/or devices as to which PixTech did not timely consent to Unipac's participation in the opportunity as so offered; and

          (iii) shall extend only to such products, such quantities, and under the terms as to which Unipac was provided such an opportunity (it being expressly understood that if such Industrial Partner received terms more favorable to such Industrial Partner from a third party with respect to such quantities and products, such Industrial Partner will be deemed to have satisfied the written offer of first refusal for such quantities and products under this Section 9.3.3(b)); and

          (c) notwithstanding anything to the contrary, no such license with respect to Type 2 Improvements shall be granted or extend to any "have made" or "second" source of PixTech and/or of such Industrial Partners without Unipac's prior written consent (except as expressly provided with respect to the provisions of Section 6.3 above relating to a second source on behalf of PixTech); and

          (d) under no circumstances shall such Type 2 Improvements be disclosed in a manner which impairs and/or destroys any confidentiality involved.

          9.3.4 TYPE 3 IMPROVEMENTS are those developed by Unipac independently of


*Confidential Treatment has been requested for marked portions of this agreement.

PixTech Technology. Subject to compliance by PixTech and its Industrial Partners with their obligations under the Agreement, Unipac will offer licenses to Type 3 Improvements to PixTech and to its Industrial Partners solely for FED applications for PixTech and/or such Industrial Partners on a most-favored licensee basis, provided however that:

          (a) Unipac shall not be required to grant any "have made" and/or "second source" rights under Type 3 Improvements;

          (b) Unipac, in its sole discretion may grant (or withhold) "have made" and/or "second source" rights under Type 3 Improvements under such terms and with respect to such parties and with such limitations as it deems appropriate, without regard to any "most favored licensee" obligations under this Agreement, and

          (c) Unipac, in its sole discretion, may elect not to license Type 3 Improvements to any one or more persons or entities and to any and/or all others for non-FED purposes and/or applications without a breach of its obligations under this Agreement.

          9.3.5 If the parties do not agree as to the appropriate classification of a specific Improvement or element of Intellectual Property (including whether such a thing has been developed independently by Unipac), the matter will be exclusively resolved by a mutually agreeable expert who will make a binding determination on this point pursuant to procedures to be agreed upon in good faith.

          9.3.6 Unipac shall promptly disclose to PixTech in writing any Improvements made and/or conceived by it, its employees, or agents during the term of this Agreement, and PixTech shall promptly disclose to Unipac in writing any Improvements made and/or conceived by it, its employees, or agents during the term of this Agreement, provided however that nothing in this Section 9.3.6 shall require either party to disclose to the other any information and/or Improvements which are not used for the manufacturing of production FED Devices.

          9.3.7 Subject to the licensing requirements under this Section 9.3, all Improvements made during the term of this Agreement by either party and their respective employees and agents, including any Patent Rights or other Intellectual Property Rights arising therefrom, shall be the property of the party who conceived of the Improvement involved, provided that all Improvements made jointly by PixTech and Unipac shall be jointly owned. Subject to the limitations of this Agreement with respect to Confidential Information, each party shall be free to license and/or grant rights under any such jointly owned Patent Rights without any need to account to and/or obtain the consent of the other party, provided however that each party will disclose to the other all such licenses and grants and share with the other on a * basis any and all royalties, compensation, and/or other monetary benefit received as a result of and/or arising from any license and/or grant of Patent Rights jointly owned
under this Agreement.   The parties agree to obtain the execution of and/or to
execute any and all documents reasonably required in order to confirm the equitable or legal ownership of Patent Rights or other Intellectual Property and to meet the formal requirements of any national, regional or international intellectual property authority with jurisdiction over matters reasonably necessary to implement and/or enforce rights granted pursuant to this Agreement.

          9.3.8 PixTech hereby grants to Unipac a non-exclusive, personal, nontransferable right and license under and/or with respect to Improvements in the FED Field solely for the purpose of developing FED processes, and making and selling FED Devices for PixTech, PixTech Industrial Partners, and their respective Affiliates pursuant to this Agreement.

          9.3.9 PixTech hereby grants to Unipac a non-exclusive, worldwide, personal, nontransferable, fully paid-up, * right and license (a) to use, make, import, sell,


*Confidential Treatment has been requested for marked portions of this agreement.

offer for sale and otherwise dispose of any Improvements developed by Unipac or its employees in the LCD (including TFT) fields, and (b) to the extent it is permitted to do so, with respect to and/or under PixTech Technology to make, use, sell, offer for sale, import, distribute and/or otherwise dispose of LCD (including TFT) applications, provided that this license and right shall not excuse and/or relieve Unipac of any obligations under this Agreement with respect to maintaining the confidentiality of PixTech Confidential Information.

          9.3.10 Unipac hereby grants to PixTech a non-exclusive, worldwide, personal, non-transferable, fully-paid-up, * right and license to use, make, sell, offer for sale, import, distribute and otherwise dispose of any Improvements made by Unipac and/or its employees during the term of this Agreement solely as described in Sections 9.3.1, 9.3.2, 9.3.3 and 9.3.4 above; provided that these licenses and rights shall not excuse and/or relieve PixTech from any obligations under this Agreement with respect to Unipac Confidential Information and provided further that, to the extent commercially reasonable, PixTech must exert commercially reasonable efforts to secure under agreements between PixTech and such Industrial Partner rights on behalf of Unipac from such Industrial Partner which are reciprocal to those which Unipac grants to such Industrial Partner under this Agreement. Notwithstanding anything to the contrary, no Industrial Partner shall have or obtain any rights under this Agreement if Unipac does not obtain from such Industrial Partner full rights (at least coextensive with those under this Agreement) with respect to the Intellectual Property of such Industrial Partner.


          9.4    CONFIDENTIAL INFORMATION.
                 ------------------------

          9.4.1 Neither party hereto shall disclose any Confidential Information received by it pursuant to this Agreement without the prior written consent of the other.

          9.4.2 Each party agrees to keep the Confidential Information disclosed to it by the other party confidential and to use or disclose it only for the purposes described herein, except as the other party may otherwise agree in writing. Each party will use at least the same degree of care in keeping the Confidential Information of the other party confidential as it uses for its own proprietary or confidential information of a similar nature.

          9.4.3 The obligation not to disclose Confidential Information shall not apply to any part of such Confidential Information that (i) is or becomes part of the public domain other than by unauthorized acts of the party obligated not to disclose such Confidential Information or its Affiliates or sublicensees;
(ii) can be shown by written documents to have been disclosed to the receiving party or its Affiliates or sublicensees by a third party, provided such Confidential Information was not obtained by such third party directly or indirectly from the other party under this Agreement pursuant to a confidentiality agreement; (iii) prior to disclosure under this Agreement, was already in the possession of the receiving party or its Affiliates or sublicensees, provided such Confidential Information was not obtained directly or indirectly from the other party under this Agreement pursuant to a confidentiality agreement; (iv) can be shown by written documents to have been independently developed by the receiving party or its Affiliates without breach of any of the provisions of this Agreement; or (v) is disclosed by the receiving party pursuant to oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand of a court or governmental agency; provided that the receiving party notifies the other party immediately upon receipt thereof (and provided that the disclosing party furnishes only that portion of the Confidential Information which it is advised by counsel is legally required).

          9.5    NON-DISCLOSURE AGREEMENTS.  Each party shall cause those of its
                 -------------------------
personnel who have or are likely to have access to Confidential Information of the other to enter into written agreements not to disclose the same to any third Person. The obligations of such agreements shall remain binding upon such persons for the term specified in Section


*Confidential Treatment has been requested for marked portions of this agreement.

9.8(b) of this Agreement. Each party agrees to cooperate fully with the other in the enforcement of such agreements.

          9.6    AGREEMENT NOT TO SOLICIT EMPLOYEES.  During the term of this
                 ----------------------------------
Agreement and for a period of three (3) years following the expiration or termination thereof, PixTech and Unipac agree not to seek to persuade or induce any employee of the other party, or of any Affiliate of such other party, to discontinue his or her employment with that party, or with such Affiliate, in order to become employed by or associated with any business, enterprise or effort that is associated with its own business or that of any of its Affiliates.

          9.7    PUBLICITY RESTRICTIONS.  Neither party shall disclose the terms
                 ----------------------
of this Agreement without the prior written approval of the other party. The foregoing shall not prevent a party from making such disclosure when so required by law or court order, provided that the other party is given reasonable notice prior to such disclosure.

          9.8    EXCEPTIONS, DURATION AND SPECIAL REQUIREMENTS
                 ---------------------------------------------

          Notwithstanding anything to the contrary:

          (a) Nothing in this Agreement, or any of the exhibits or attachments, shall limit or restrict Unipac as to the development and/or acquisition of thin film processing technology and/or to the use of such technology for and/or in connection with LCD (including TFT) applications, regardless of the origin and/or source of such technology; and

          (b) All obligations concerning confidentiality and/or limiting Unipac's use of such information on the basis that it is Confidential Information under this Section 9 will expire as to the information involved five
(5) years after first disclosure of that information.


     10.  TERM AND TERMINATION.
          --------------------

          10.1   TERM.  This Agreement shall commence upon the execution hereof,
                 ----
and unless terminated sooner in accordance with its terms and conditions, shall continue in effect until December 31, 2005.

          10.2   TERMINATION FOR CAUSE.  Either party shall have the right to
                 ---------------------
terminate this Agreement upon *' written notice to the other party: (i) for a material breach by the other party that curtails or impairs the non-breaching party's ability to (a) exercise its rights set forth herein or (b) obtain the benefits to it contemplated by this Agreement, unless such breach is cured within said * period; (ii) in the event bankruptcy or insolvency proceedings are instituted by or against the other party, or a receiver is appointed for the other party, or if any substantial party of the other party's assets is the object of attachment, sequestration or other type of comparable proceeding, and such proceeding is not vacated or terminated within such * period; or (iii) immediately by either party upon notice to the other party that an event of force majeure (as described in Section 15.3 hereof) prevents or will prevent the other party from performing its material obligations hereunder for a continuous period of *.


          10.3   EFFECT OF EXPIRATION OR TERMINATION.
                 -----------------------------------

          Upon any expiration or termination of this Agreement:

          10.3.1 As of the date of the termination or expiration of this Agreement, all licenses and rights granted under this Agreement (other than those under Section 10.3.4), shall terminate immediately, and each party shall
(i) immediately return to the other all Confidential Information of the other (including all copies and tangible


*Confidential Treatment has been requested for marked portions of this agreement.

embodiments thereof) provided pursuant to this Agreement; and (ii) immediately comply with all obligations with respect to Equipment under Sections 4.7 and 4.8 above, which obligations will continue in force and effect until fully discharged.

          10.3.2 Upon any termination of this Agreement, and within thirty (30) days of an applicable invoice, PixTech shall have the obligation to compensate Unipac for all work in progress pursuant to Section 6.12.1, and the right (but not the obligation) to purchase Unipac's remaining inventory of FED Devices (to the extent fabricated on behalf of PixTech prior to such termination) at then-current prices, in amounts and pursuant to a schedule mutually agreeable to the parties, but in any case no more than twice the quantity of the previous six (6) months' order. In no event shall PixTech be required to purchase any completed FED Device that fails to meet Specifications therefor.

          10.3.3 As of the date of the termination or expiration of this Agreement, all licenses and rights granted under this Agreement shall expire except as expressly stated to the contrary.

          10.3.4 The license granted under Section 9.3.9 and all licenses granted for Improvements conceived prior to the effective date of termination and/or expiration remain in effect (and subject to all terms of the Agreement), provided however that:

          (a) all licenses to PixTech and PixTech Industrial Partners with respect to any and all Improvements made and/or conceived in whole or in part (solely or jointly) by Unipac shall immediately expire upon termination of the Agreement due to material breach by PixTech; and

          (b) all licenses to any given PixTech Industrial Partner with respect to any and all Improvements made and/or conceived in whole or in part (solely or jointly) by Unipac shall immediately expire upon any material breach by such Industrial Partner under any agreement between (i) such Industrial Partner and (ii) Unipac or PixTech or both; and

          (c) all licenses to Unipac with respect to any PixTech Technology and/or Improvements made and/or conceived in whole or in part (solely or jointly) by PixTech shall immediately expire upon termination of the Agreement due to material breach by Unipac (other than a failure to expand capacity).

          10.3.5 Unipac's license for PixTech Technology and/or Improvements will not extend to anything other than (i) LCD (including TFT) applications and/or (ii) FED applications on behalf of PixTech Industrial Partners.

          10.3.6 The license to PixTech and its Industrial Partners with respect to Unipac Improvements will not extend to anything other than FED Devices made for or on behalf of PixTech and/or such Industrial Partners, provided that such license shall not include any "have made" rights except under the terms expressly stated above and in Section 9.3 above.

          10.4   PRIOR OBLIGATIONS.  Except as otherwise set forth in this
                 -----------------
Article 10, termination of this Agreement for any reason shall not release either party from any obligation accrued prior to such termination.

          10.5   SURVIVAL.  The following provisions of this Agreement shall
                 --------
survive termination or expiration of this Agreement: Sections 4.13, 6.3, 6.5, 7, 9, 10.3, 10.4, 10.5, 11, 13, 14, 15.4 and 15.12. In addition, subject to the terms of this Agreement, each party hereby acknowledges that neither expiration not termination of this Agreement shall affect and/or diminish in any manner any party's otherwise lawful right to manufacture and sell, or to have manufactured and sold, FED Devices.

     11.  INJUNCTIVE RELIEF.  The parties hereto understand and agree that
          -----------------
remedies at law may be inadequate to protect against any breach of any of the provisions of Sections 2.1, 6.3, 6.5, and 9 of this Agreement by either party or their respective Affiliates, employees, agents, officers or directors or any other person acting in concert with it or on its behalf. Accordingly, each party shall be entitled to the granting of injunctive relief by a court of competent jurisdiction against any action that constitutes any such breach of this Agreement.


     12.  WARRANTIES; QUALITY ASSURANCE, RETURN PROCEDURES.
          ------------------------------------------------

          12.1   WARRANTY WITH RESPECT TO FED DEVICES.  Unipac warrants that any
                 ------------------------------------
FED Devices delivered hereunder will conform at the time of delivery to the agreed upon parametric Specifications therefor, and all processing of such devices by Unipac will have been done in accordance with the agreed-upon FED Processes.

          12.1.1 In addition, following successful Product Qualification, the parties will negotiate in good faith additional warranty protection for the specific product so qualified, with the specific goal of furnishing to PixTech warranties which are commercially reasonable under the circumstances involved and as based on the experiences of the parties during the Pre-Production Phase for such product.

          12.2   PROCEDURES FOR RETURN OF DEFECTIVE OR NONCONFORMING FED
                 -------------------------------------------------------
DEVICES. If during the period of * from the date of acceptance by PixTech (the
-------
"Warranty Period") of any FED Device delivered by Unipac under the terms of this Agreement, Unipac is notified promptly in writing upon discovery of any defect or nonconformity as to the Warranty in Section 12.1 above with respect to such FED Devices, PixTech shall include in such notice a detailed description of the defect or nonconformance and of any suspected causes, and shall first afford Unipac the opportunity to inspect such FED Devices on site at PixTech's facilities.

          12.2.1 Unipac shall make any such inspection with reasonable promptness and in no event later than fourteen (14) business days after receipt of written notice of the defect or nonconformity. If Unipac does not conduct an on-site inspection within such fourteen (14) day period, then PixTech shall return samples of such defective or nonconforming FED Devices to Unipac's manufacturing facility in Hsin-Chu City, Taiwan, transportation prepaid by PixTech in accordance with the terms of this Agreement.

          12.2.2 Provided that Unipac's examination of such FED Devices confirms that such FED Devices fail or failed to meet agreed upon Specifications during the Warranty Period, then within a commercially reasonable time period, Unipac shall, at PixTech's option, repair at Unipac's facility, replace, or credit PixTech for the full purchase price of such FED Devices. Unipac shall promptly ship repaired or replacement FED Devices under this warranty to PixTech, transportation prepaid by Unipac, and, upon receipt of an invoice and proof of the amounts involved, shall reimburse PixTech for reasonable shipping costs for defective product properly delivered to Unipac pursuant to this Agreement.

          12.3   UNIPAC'S RESPONSIBILITY TO NOTIFY.  During the term of this
                 ---------------------------------
Agreement and with respect to FED Devices fabricated by Unipac on behalf of PixTech, Unipac shall immediately provide written notice to PixTech of any defect in such FED Device or any failure of such FED Device to conform to applicable Specifications therefor of which Unipac becomes aware. Subject to the terms of Section 3.5.2, PixTech shall have the right to inspect such portions of Unipac's manufacturing facilities relating to manufacture of the FED Devices involved upon reasonable advance written notice and during normal business hours as often as is reasonably necessary to ascertain that Unipac is correcting such defect or nonconformity in an expedient manner.

          12.4   RETURN PROCEDURES  Notwithstanding anything to the contrary,
                 -----------------
all


*Confidential Treatment has been requested for marked portions of this agreement.

returns of FED Devices or other items to Unipac shall be made pursuant to mutually agreeable return material authorization procedures which will be negotiated and agreed upon in writing by the parties.


     13.  INDEMNIFICATION.
          ---------------

          13.1   INDEMNIFICATION BY UNIPAC.  Unipac will indemnify and hold
                 -------------------------
PixTech, its Affiliates, PixTech Industrial Partners, and the respective directors, officers, agents and employees of each of them harmless against any and all liabilities, damages, losses, costs or expenses, including reasonable attorneys' fees ("Liabilities") resulting from any third party claims made or suits brought against any such indemnitee to the extent such Liabilities arise from Unipac's gross negligence or willful misconduct in the manufacture, storage, handling or shipping of the FED Devices or Unipac's breach of any express warranty set forth in Section 12.

          13.2   INDEMNIFICATION BY PIXTECH.  PixTech will indemnify and hold
                 --------------------------
Unipac, its Affiliates, and the respective directors, officers, agents and employees of each of them harmless against any and all Liabilities resulting from any third party claims made or suits brought against Unipac to the extent such Liabilities arise from Unipac's compliance with processes and/or specifications Unipac is required to perform or meet under this Agreement and/or PixTech's gross negligence or willful misconduct in the storage, handling, shipping, use, marketing, distribution or sale of the FED Devices.

          13.3   CONDITIONS OF INDEMNIFICATION.  An indemnitee that intends to
                 -----------------------------
claim indemnification under this Section 13 shall promptly notify the indemnitor in writing of any Liability in respect of which the indemnitee intends to claim such indemnification reasonably promptly after the indemnitee is aware thereof (with such notice providing reasonable detail of the matter), and, subject to cooperation in the defense by the indemnitee, the indemnitor shall assume the defense of any related third party action, suit or proceeding with counsel mutually satisfactory to the parties; provided, however, shall have the right to
                                      --------  -------
retain its own counsel, with the reasonable fees and expenses of such counsel to be paid by the indemnitor, if representation of such indemnitee by the counsel retained by the indemnitor would be inappropriate due to actual or potential differing interests between such indemnitee and any other party represented by such counsel in such proceedings. The indemnity agreement in this Section 13 shall not apply to amounts paid in settlement of any claim, loss, damage or expense if such settlement is against indemnitor's interests and is effected without the consent of the indemnitor, which consent shall not be withheld unreasonably. The failure of an indemnitee to deliver written notice to the indemnitor within a reasonable time after becoming aware of any such matter shall not in itself relieve the indemnitor of any liability to the indemnitee under this Section 13, unless such failure is materially prejudicial to the indemnitor's ability to defend such action. The indemnitee under this Section 13 and its employees and agents shall cooperate in good faith and in a reasonable manner with the indemnitor and its legal representatives in the investigation and defense of any matter covered by this indemnification. To the extent improperly refused by the indemnitor, the indemnitor shall additionally be liable to pay the reasonable legal costs and attorneys' fees incurred by the indemnitee in establishing a successful claim for indemnity hereunder.

          13.4   OTHER INDEMNIFICATIONS  Other than expressly stated in this
                 ----------------------
Section 13 of this Agreement, there are no indemnifications and/or warranties of any type, express, implied and/or statutory arising out of and/or related to this Agreement. Without waiving and/or limiting the foregoing, THERE ARE NO WARRANTIES OF MERCHANTABILITY, FITNESS FOR PARTICULAR PURPOSE, OF NON-INFRINGEMENT, VALIDITY, PROFITABILITY AND/OR ECONOMIC VIABILITY WITH RESPECT TO ANY PRODUCT, DEVICE, BUSINESS ACTIVITY AND/OR MATTER WHATSOEVER.

          13.5   THIRD PARTY CLAIMS  The parties will cooperate with respect to
                 ------------------
any
claims brought by third parties alleging infringement and/or violation of third party rights with respect to FED Devices manufactured under this Agreement (including as to processes and methods used in connection with such FED Devices), and in the event of such claims, the parties will act reasonably to minimize the damages and/or mitigate their losses.

     14.  DISPUTE RESOLUTION.
          ------------------

          14.1   STEERING COMMITTEE NEGOTIATIONS.  The parties hereby agree that
                 -------------------------------
they will attempt in good faith to resolve any controversy, claim or dispute ("Dispute") arising out of or relating to this Agreement promptly by negotiations among the members of the Pre-Production Steering Committee or the Production Steering Committee, as applicable.

          14.2   SENIOR EXECUTIVE NEGOTIATIONS.  Any Dispute which is not
                 -----------------------------
resolved by the applicable Steering Committee within fifteen (15) days after written notice of such Dispute is provided to the members of such Steering Committee shall be referred in writing to a senior executive of PixTech and a senior executive of Unipac who are authorized to settle such Disputes on behalf of their respective companies ("Senior Executives"). Within fifteen (15) days of referral of the Dispute to them, such Senior Executives shall meet to personally negotiate the Dispute, at a time and place mutually acceptable to both Senior Executives.

          14.3   BINDING ARBITRATION.
                 -------------------

                 14.3.1 If the Dispute has not been resolved within thirty (30) days of referral of such Dispute to the Senior Executives (which period may be extended by mutual agreement), subject to any rights to injunctive relief and unless otherwise specifically provided for herein, such Dispute shall be finally and exclusively resolved by binding arbitration pursuant to the terms and conditions set forth below, by which each party agrees to be bound:

                 14.3.2 Nothing contained in this Section 14.3 or any other provision of this Agreement shall be construed to limit or preclude a party from bringing any action in any court of competent jurisdiction for injunctive or other provisional relief to compel the other party to comply with such of its obligations hereunder as may pertain to the protection of the confidentiality of, or the proprietary rights in, the Confidential Information and the Products, as defined herein, before or during the pendency of arbitration proceedings. The parties hereby irrevocably consent to submit to the jurisdiction of the courts of the State of California, in Santa Clara County, and/or any other court having jurisdiction for this purpose.

                 14.3.3 The place of the arbitration shall be in Santa Clara County California if demanded by Unipac and in Taipei Taiwan if demanded by PixTech. Arbitrations shall be conducted in accordance with the then applicable rules of the American Arbitration Association ("AAA"), which rules are deemed incorporated by reference.

                 14.3.4 The arbitration panel shall be composed of three arbitrators. Each party shall be entitled to appoint one arbitrator, which appointment shall not depend upon the nationality or country of residence of the arbitrator so appointed. The plaintiff shall appoint its arbitrator within thirty (30) days of the filing of its request for arbitration. The defendant shall appoint its arbitrator not later than the date on which its answer to the request for arbitration is due, as such date may be extended by stipulation of the parties or by application of the rules of the AAA. If the plaintiff or defendant shall fail to make timely appointment of its arbitrator, as aforesaid, the arbitration shall be heard and decided by the sole arbitrator duly appointed by the other party. Whenever both parties have timely appointed their respective arbitrators, the two arbitrators so appointed shall agree on the appointment of the third arbitrator from the list of arbitrators maintained by the AAA. If the parties' appointed arbitrators shall fail to agree within thirty (30) days from the date of appointment of the second arbitrator, on the identity of the third arbitrator, then such third arbitrator shall be appointed by the administrative body of the AAA from its list of arbitrators.

          14.3.5 Proceedings in the presence of the arbitration panel shall be conducted in English, with appropriate translations and/or interpretations as needed, and under such proceedings as may provide protections with respect to confidentiality substantially equivalent to those under this Agreement. Each party shall bear the expense of its own interpreters or translators as necessary for presentation before the panel or for its own convenience. Irrespective of venue, however, all memoranda, documentary evidence, correspondence or other writings shall be exchanged between the parties or submitted to the arbitrators in the English language (original documents in other languages shall be translated as necessary).

          14.3.6 No arbitration between the parties to this Agreement shall include, by consolidation, joinder, or otherwise, any party who is not a party to this Agreement, without the express written consent of both parties to this Agreement.

          14.3.7 Irrespective of venue, the arbitrators' award shall be written in English. In the case of discrepancies of interpretation, the English language version shall prevail.

          14.3.8 The arbitration shall be governed and interpreted in all respects by and according to the laws of the State of California, U.S.A.

          14.3.9 The arbitrators shall have the authority to grant specific performance, and to allocate between the parties the costs of arbitration in such equitable manner as they determine. The arbitral award (i) shall be final and binding upon the parties; and (ii) may be entered in any court of competent jurisdiction, in accordance with the 1958 Convention on the Recognition and
Enforcement of Arbitral Awards or otherwise.   Without limiting the foregoing,
the parties consent to entry of the award in the Courts of the State of California in Santa Clara County, and consent to the jurisdiction of those courts for purposes of enforcement of such awards.

     15.  GENERAL PROVISIONS.
          ------------------

          15.1   NOTICES.  Any notices permitted or required by this Agreement
                 -------
shall be sent by facsimile, registered mail or a recognized private mail carrier service and shall be effective when received if sent and addressed as follows or to such other address as may be designated by a party in writing.

          If to PixTech:      PixTech, Inc.
                              Zone Industrielle de Rousset
                              Avenue Olivier Perroy
                              13790 Rousset, France
                              Attention: Mr. Michel Garcia
                              Telephone: 011 33 42 29 20 00
                              Facsimile: 011 33 42 29 05 09

          with a copy to:     Palmer & Dodge, L.L.P.
                              One Beacon Street
                              Boston, Massachusetts 02108, U.S.A.
                              Attention: Michael Lytton, Esq.
                              Telephone: (617) 573-0100
                              Facsimile: (617) 227-4420


          If to Unipac:       Unipac Optoelectronics Corp.

                              No. 3, Industry E. Road III, Science-Based
                              Industrial Park
                              HSIN-CHU CITY, Republic of China
                              Attention:
                              Telephone: 886 3 5772 700
                              Facsimile: 226 3 5772 730

          with a copy to:     Law+
                              993 Highland Circle
                              Los Altos, CA 94024, U.S.A.
                              Attention:  Peter Courture, Esq.
                              Telephone:  (415) 968-8855
                              Facsimile:  (415) 968-8885

          15.2   ENTIRE AGREEMENT; AMENDMENT.  This Agreement sets forth the
                 ---------------------------
entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements, written and oral, between the parties. No modification of any of the terms of this Agreement shall be deemed to be valid unless it is in writing and signed by the party against whom enforcement is sought. No course of dealing or usage of trade shall be used to modify the terms and conditions herein.

          15.3   FORCE MAJEURE.  Neither party shall be held liable or
                 -------------
responsible to the other party nor be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement when such failure or delay is caused by or results from causes beyond the reasonable control of the affected party, including but not limited to fire, floods, embargoes, war, acts of war (whether war is declared or not), insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by any court, governmental authority or the other party provided, however, that the continuing non-performance of a party for one hundred twenty (120) days pursuant to an event of force majeure shall give the other party, at its option, the right to terminate this Agreement in accordance with Section 10.2 hereof.

          15.4   CONSEQUENTIAL DAMAGES.  Neither party shall be liable to the
                 ---------------------
other for consequential, incidental, indirect, or punitive damages (including without limitation, lost profits, loss of market opportunity, and/or damage to reputation) arising out of and or relating to this Agreement and/or from the performance or non-performance under this Agreement.

          15.5   WAIVER.  No waiver by either party of any default, right or
                 ------
remedy shall be effective unless in writing, not shall any such waiver operate as a waiver of any other or of the same default, right or remedy, respectively, on a future occasion.

          15.6   ASSIGNMENT.  This Agreement may not be assigned or otherwise
                 ----------
transferred by either party without the consent of the other party; provided, however, that either PixTech or Unipac may, without such consent, assign its rights and obligations under this Agreement (i) in connection with a corporate reorganization, to any Affiliate, all or substantially all of the equity interest of which is owned and controlled by such party or its direct or indirect parent corporation, or (ii) in connection with a merger, consolidation or sale of substantially all of such party's asset to an unrelated third party; provided, however, that such party's rights and obligations under this Agreement
--------  -------
shall be expressly assumed by its successor in interest in any such transaction, in a writing delivered to the other party, and shall not be transferred separate from all or substantially all of its other business assets, including those business assets that are subject of this Agreement, and provided further that if any such merger, consolidation or sale results in a change of control to which the other party objects, that other party may inform the other of that objection, and, if the objection is promptly made, no assignment under this
Section 15.6 will be permitted unless the objecting party so consents. Any purported assignment in violation of the preceding sentence shall be void. Notwithstanding anything to the contrary, any permitted assignment under this Agreement shall be subject to express written assumption by the assignee of all obligations of its assignor under this Agreement and to the delivery of such writing to the other party.

          15.6A  MUTUAL RE-EVALUATION  At a mutually agreeable time within the
                 --------------------
*, the respective chief executive officers of Unipac and PixTech will meet to discuss the progress and experiences of each company under the Agreement, and to explore whether it is in their mutual interests to modify and/or amend any aspect of the relationship. Each party shall negotiate in good faith with respect to reasonable suggestions made by the other in such sessions, provided however that nothing in this Paragraph shall require either party to make any change or amendment or to accept any suggestion; each party shall make its own decisions solely in its own discretion.

          15.7   BINDING EFFECT.  This Agreement shall inure to the benefit of
                 --------------
and be binding on the parties, their Affiliates and permitted assigns.

          15.8   SEVERABILITY.  In the event that any term or provision of this
                 ------------
Agreement shall violate any applicable statute, ordinance or rule of law in any jurisdiction in which it is used, such provision shall be ineffective to the extent of such violation without invalidating any other provision hereof.

          15.9   HEADINGS, INTERPRETATION.  The headings used in this Agreement
                 ------------------------
are for convenience only and are not a part of this Agreement.

          15.10  ATTACHMENTS.  All attachments referenced herein are hereby
                 -----------
made a part of this Agreement.

          15.11  INDEPENDENT PARTIES.  This Agreement shall not be deemed to
                 -------------------
create any partnership, joint venture, or agency relationship between the parties. Each party shall act hereunder as an independent contractor.

          15.12  GOVERNING LAW.  The governing law of this Agreement shall be
                 -------------
the substantive law of the State of California, U.S.A., without regard to any choice of law principle that would dictate the application of the law of another jurisdiction. The applicability of the United Nations Convention on Contracts for the International Sale of Goods is expressly excluded.

            [The remainder of this page intentionally left blank.]


*Confidential Treatment has been requested for marked portions of this agreement.

     IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be duly executed as of the date first above written.


                              PIXTECH, INC.


                              By: /s/ Jean-Luc Grand-Clement
                                  ------------------------------
                              Name: Jean-Luc Grand-Clement
                              Title: Chairman and Chief Executive Officer



                              UNIPAC OPTOELECTRONICS CORP.


                              By: /s/ Hsing Chien Tuan
                                  ------------------------------
                              Name: Hsing Chien Tuan
                              Title: President

                                   EXHIBIT A
                                   ---------

                         LIST OF FED ALLIANCE MEMBERS
                         ----------------------------



                    Motorola, Inc., Flat Panel Display Division
                    2100 East Eliott Road
                    Tempe, Arizona 85284, U.S.A.

                    Raytheon Company, Missile Systems Division
                    465 Centre Street
                    Quincy, Massachusetts 02169, U.S.A.

                    Futaba
                    1080 Yabuzuka
                    Chousei-Mura Chousei-Gun
                    Chiba 299-43, JAPAN

                                   EXHIBIT B
                                   ---------

                              PRELIMINARY MATTERS
                              -------------------


     Preliminary Matters remaining from the Feasibility Phase are described on the attached "Phase I Schedule."


                             PRE-PRODUCTION PERIOD
                             ---------------------


         List of FED Processes to be Installed During Pre-Production Phase:

               *

         FED Components to be Fabricated During Pre-Production Phase:

               *


*Confidential Treatment has been requested for marked portions of this agreement.

                                   EXHIBIT C
                                   ---------

                         FED PRODUCTS TO BE FABRICATED
                     (To Be Revised for Each FED Product)
                     ------------------------------------



                     *


                     *


                     *



                     *




*Confidential Treatment has been requested for marked portions of this agreement.

                                   EXHIBIT D
                                   ---------

                     (To Be Revised for Each FED Product)
                     ------------------------------------



                                SPECIFICATIONS
                                --------------



                                       *



                          ACCEPTANCE TESTING CRITERIA
                          ---------------------------



                                       *


*Confidential Treatment has been requested for marked portions of this agreement.

                                 EXHIBIT E
                                 ---------



     $    FED Equipment to Be Purchased:

               *

     $    LCD/FED Equipment to Be Purchased:

               *

     $    Equipment Qualification Criteria:

               *


*Confidential Treatment has been requested for marked portions of this agreement.

                                   EXHIBIT F
                                   ---------

                                PRICING FORMULA
                                ---------------



                                       *


*Confidential Treatment has been requested for marked portions of this agreement.